Exhibit 10.62

Confidential Treatment Requested

by The Telx Group, Inc.

Master Datacenter Lease for Premises

In Multiple Multi-occupant Datacenter Rooms

2323 BRYAN STREET

MASTER DATACENTER LEASE

Between

DIGITAL – BRYAN STREET PARTNERSHIP, L.P.

as Landlord

and

TELX – DALLAS, LLC

as Tenant

Dated

March 31, 2011

2323 BRYAN STREET

MASTER DATACENTER LEASE

This Master Datacenter Lease (this “Lease”) is entered into as of the Effective Date specified in Item 4 of the Basic Lease Information (the “Effective Date”), by and between Landlord (defined in Item 1 of the Basic Lease Information, below) and Tenant (defined in Item 2 of the Basic Lease Information, below):

RECITALS

A. Landlord is the owner of the Land (defined in Item 20 of the Basic Lease Information, below). The Land is improved with, among other things, the Building (defined in Item 21 of the Basic Lease Information, below). The Land, the Building, and Landlord’s personal property thereon or therein may be referred to herein as the “Property.”

B. Tenant desires to lease (i) certain Premises (defined in Section 1.1 of the Standard Lease Provisions, below) in the Building; and (ii) certain Pathway (defined in Section 1.1 of the Standard Lease Provisions, below) between the Premises and the Meet-Me Room (defined in Item 23 of the Basic Lease Information, below), for the purpose of connection to other communications networks during the Term (as defined in Section 2.1 of the Standard Lease Provisions, below).

C. Tenant acknowledges that Tenant will be required to cause the Landlord’s interests in the Existing Occupancy Agreements (as defined Section 10.6 of the Standard Lease Provisions, below) to be assigned to Tenant following the Commencement Date.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:

BASIC LEASE INFORMATION

1. Landlord:	Digital – Bryan Street Partnership, L.P., a Texas limited partnership (“Landlord”)

2. Tenant:	tel[x] – Dallas, LLC, a Delaware limited liability company (“Tenant”) Tenant represents that it has been validly formed or incorporated under the laws of the State of Delaware.

3. Tenant Address:	telx – Dallas, LLC c/o The Telx Group, Inc. 1 State Street, 21st Floor New York, New York 10004 Contact Name: Christopher W. Downie, President & Co-Manager Phone No: Facsimile No: (212) 480-8384	with a copy to GI Manager L.P. 2730 Sand Hill Road Suite 280 Menlo Park, California 94025 Contact Names: Howard Park and David Mace Phone No: Facsimile: (650) 233-3601

4. Effective Date/ Commencement Date: Effective Date: (Sign Date)	March 31, 2011 (being the latest date of the parties’ execution dates, as set forth on the signature page of this Lease)

-i-

Commencement Date: (Lease Start)	April 1, 2011 (the “Commencement Date”)

5. Term:	Approximately one hundred eighty-eight (188) months (commencing on the Commencement Date and expiring on November 30, 2026).

6. Extension Term:	Two (2) Extension Options (defined in Section 2.2.1 of the Standard Lease Provisions, below), each to extend the Term for an Extension Term (defined in Section 2.2.1 of the Standard Lease Provisions, below) of 120 months pursuant to Section 2.2, below.

7. Tenant Space:	Subject to the Existing Occupancy Agreements (as defined in Section 10.6, below), the Premises described in Item 7(a), below, and the Pathway described in Item 7(b), below

(a) Premises:

The Premises consists of an aggregate of approximately 19,327 square feet of space on the sixth (6th), seventh (7th) and eleventh (11th) floors of the Building, known at the Building as:

(i)     Suite 650, comprised of approximately 6,233 square feet on the sixth (6th) floor of the Building, as set forth on Exhibit “A” (“Suite 650”);

(ii)    Suite 700, comprised of approximately 7,884 square feet on the seventh (7th) floor of the Building, as set forth on Exhibit “AA” (“Suite 700”); and

(iii)  Suite 1100, comprised of approximately 6,218 square feet on the eleventh (11th) floor of the Building, excluding that certain 1,008 square-foot caged area known as Cage 01100-A (as set forth on Exhibit “AAA”, “Cage 01100-A”), for a net square footage of approximately 5,210 square feet, as set forth on Exhibit “AAA” (“Suite 1100”; together with Suite 650 and Suite 700, collectively, the “Premises”, and each, individually, a “Suite”). For the avoidance of doubt, the term “Suite 1100” and the term “Suite”, as it relates to Suite 1100, shall mean and refer to the datacenter room set forth on Exhibit “AAA”, excluding Cage 01100-A.

(b) Pathway:	As described on Exhibit “C” (the “Pathway”).

8. Intentionally Deleted.	Intentionally Deleted.

9. Base Rent:	The Base Rent shall be comprised of the following: a. Suite 650 Base Rent: the Base Rent applicable to the Suite 650 Tenant Space (the “Suite 650 Base Rent”) shall be as follows:

Period	Monthly Suite 650 Base Rent
04/01/11 – 03/31/12	[***	]
04/01/12 – 03/31/13	[***	]
04/01/13 – 03/31/14	[***	]
04/01/14 – 03/31/15	[***	]
04/01/15 – 03/31/16	[***	]
04/01/16 – 03/31/17	[***	]
04/01/17 – 03/31/18	[***	]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-ii-

04/01/18 – 03/31/19	[***	]
04/01/19 – 03/31/20	[***	]
04/01/20 – 03/31/21	[***	]
04/01/21 – 03/31/22	[***	]
04/01/22 – 03/31/23	[***	]
04/01/23 – 03/31/24	[***	]
04/01/24 – 03/31/25	[***	]
04/01/25 – 03/31/26	[***	]
04/01/26 – 11/30/26	[***	]

b. Suite 700 Base Rent: the Base Rent applicable to the Suite 700 Tenant Space (the “Suite 700 Base Rent”) shall be as follows:

Period	Monthly Suite 700 Base Rent
04/01/11 – 03/31/12	[***	]
04/01/12 – 03/31/13	[***	]
04/01/13 – 03/31/14	[***	]
04/01/14 – 03/31/15	[***	]
04/01/15 – 03/31/16	[***	]
04/01/16 – 03/31/17	[***	]
04/01/17 – 03/31/18	[***	]
04/01/18 – 03/31/19	[***	]
04/01/19 – 03/31/20	[***	]
04/01/20 – 03/31/21	[***	]
04/01/21 – 03/31/22	[***	]
04/01/22 – 03/31/23	[***	]
04/01/23 – 03/31/24	[***	]
04/01/24 – 03/31/25	[***	]
04/01/25 – 03/31/26	[***	]
04/01/26 – 11/30/26	[***	]

c. Suite 1100 Base Rent: the Base Rent applicable to the Suite 1100 Tenant Space (the “Suite 1100 Base Rent”) shall be as follows:

Period	Monthly Suite 1100 Base Rent
04/01/11 – 03/31/12	[***	]
04/01/12 – 03/31/13	[***	]
04/01/13 – 03/31/14	[***	]
04/01/14 – 03/31/15	[***	]
04/01/15 – 03/31/16	[***	]
04/01/16 – 03/31/17	[***	]
04/01/17 – 03/31/18	[***	]
04/01/18 – 03/31/19	[***	]
04/01/19 – 03/31/20	[***	]
04/01/20 – 03/31/21	[***	]
04/01/21 – 03/31/22	[***	]
04/01/22 – 03/31/23	[***	]
04/01/23 – 03/31/24	[***	]
04/01/24 – 03/31/25	[***	]
04/01/25 – 03/31/26	[***	]
04/01/26 – 11/30/26	[***	]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-iii-

10. Intentionally Deleted.	Intentionally Deleted.

11. Prepaid Rent:	$[***] due and payable upon Tenant’s execution of this Lease, consisting of Base Rent for the month of April 2011.

12. Datacenter Rules and Regulations:	This term shall mean Landlord’s rules and regulations for the Premises (the “Datacenter Rules and Regulations”), as such Datacenter Rules and Regulations may be amended from time to time by Landlord in accordance with Section 6.2 of the Standard Lease Provisions. The current version of the Datacenter Rules and Regulations is attached hereto as Exhibit “H”.

13. Intentionally Deleted.	Intentionally Deleted.

14. Intentionally Deleted.	Intentionally Deleted.

15. Eligibility Period:

The Eligibility Period is equal to “any part of any twenty-four (24) consecutive hour period”.

For example, if the Interruption of Landlord’s Service continues for 1 minute, one day’s Base Rent shall be abated; and if such interruption continues for a consecutive period of 24 hours and 3 minutes, two days’ Base Rent shall be abated.

The maximum Base Rent abatement for any twenty-four (24) hour period regardless of the number or length of interruptions in such twenty-four (24) hour period shall not exceed one day’s Base Rent. For example, if such interruption occurs for 53 minutes, service is restored but such interruption occurs again within the same twenty-four (24) hour period, the Base Rent abatement for such twenty-four (24) hour period shall be one day’s Base Rent.

Additionally, in the event that the Interruption of Landlord’s Service affects one or more, but not all, of the Suites, the Base Rent abatement shall an abatement of the Base Rent attributable to the Suite(s) affected by such Interruption of Landlord’s Service. For example, if Tenant experiences an Interruption of Landlord’s Service only in Suite 650 (i.e., no corresponding Interruption of Landlord’s Service in any other Suite), then the abatement to which Tenant would be entitled will be an abatement of Suite 650 Base Rent, but not an abatement of Suite 700 Base Rent or Suite 1100 Base Rent.

16. Landlord’s Address for Notices:

Digital – Bryan Street Partnership, L.P.

c/o Digital Realty Trust, L.P.

2323 Bryan Street

Suite 100

Dallas, TX 75201

Attention: Property Manager

Facsimile No. (214) 855-1236

E-mail: leaseadministration@digitalrealtytrust.com

With copies to:

Digital Realty Trust, L.P.

2323 Bryan Street

Suite 1800

Dallas, TX 75201

Attn: Asset Manager

Facsimile No. (214) 231-1345

And:

Stutzman, Bromberg, Esserman &

Plifka, A Professional Corporation

2323 Bryan Street, Suite 2200

Dallas, TX 75201

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-iv-

Attention: Noah K. Hansford Facsimile No. (214) 969-4999

17. Landlord’s Address for Payment of Rent:

ACH Payments:

Bank of America NT & SA

1850 Gateway Blvd.

Concord, CA 94520-3282

Routing Number:

Account Number:

Account Name:

Regarding/Reference:

Wire Payments:

Bank of America NT&SA

100 West 33rd St.

New York, NY 10001

Routing Number:

SWIFT:

Account Number:

Account Name:

Regarding/Reference:

Check Payments:

Digital – Bryan Street Partnership, L.P.

PO Box 849915

Dallas, TX 75284-9915

Overnight Address:

Bank of America Lockbox Services

Lockbox 849915

1401 Elm Street, 5th Fl.

Dallas, TX 75202

Contact Information

Director of Cash Management

Digital Realty Trust

560 Mission Street, Suite 2900

San Francisco, CA 94105

P: (415) 738-6509

F: (415) 495-3687

18. Brokers:

(a) Landlord’s Broker:	None.

(b) Tenant’s Broker:	None.

19. Common Area:	That part of the Property designated by Landlord from time to time for the common

-v-

use of all tenants, including among other facilities, the sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors’ closets, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities (the “Common Area”).

20. Land:	The land (“Land”) located at: 2323 Bryan Street, Dallas, Texas

21. Building:	2323 Bryan Street: A twenty-six (26)–story building consisting of approximately 477,107 rentable square feet (the “Building”).

22. Intentionally Deleted.	Intentionally Deleted.

23. Meet-Me Room:	Suite 2440 of the Building located on the twenty-fourth (24th) floor of the Building serves as the common interconnection area for Building tenants.

24. Landlord Group:	Landlord, Digital – Bryan Street, LLC, Digital Realty Trust, L.P., Digital Realty Trust, Inc., and their respective directors, officers, shareholders, members, employees, agents, constituent partners, affiliates, beneficiaries, trustees and representatives (the “Landlord Group”).

25. Tenant Parent/Guarantor:	The Tel[x] Group, Inc., a Delaware corporation (“Tenant Parent”; also referred to herein as “Guarantor”)

26. MMR Lease:	That certain Master Meet-Me-Room Lease dated November 20, 2006, by and between Landlord, as landlord, and Tenant, as tenant, related to certain premises in the Building (as amended and modified from time to time, the “MMR Lease”)

27. Tenant’s Proportionate Share:	6.25% (“Tenant’s Proportionate Share”). Landlord and Tenant acknowledge that Tenant’s Proportionate Share is a “deemed” share, which has been calculated by taking into consideration the rentable square feet of all space that is included collectively in and/or serving the Premises.

This Lease shall consist of the foregoing Basic Lease Information, and the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Sections 1 through 17 which follow) and Exhibits “A” through “J”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control. Any initially capitalized terms used herein and not otherwise defined in the Basic Lease Information shall have the meanings set forth in the Standard Lease Provisions.

[no further text on this page]

-vi-

STANDARD LEASE PROVISIONS

1.	LEASE OF PREMISES.

1.1 Tenant Space. In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant for the Term (defined in Section 2.1, below), (i) Premises (as defined in Item 7(a) of the Basic Lease Information and (ii) Pathway (as defined in Item 7(b) of the Basic Lease Information). The Premises and the Pathway are referred to herein collectively as the “Tenant Space.”

1.2 Condition of Tenant Space. Tenant has inspected the Tenant Space and accepts the Tenant Space in its “AS IS, WHERE IS” condition. Tenant acknowledges and agrees that (i) no representation or warranty (express or implied) has been made by Landlord as to the condition of the Property, the Building or the Tenant Space or their suitability or fitness for the conduct of Tenant’s Permitted Use, its business or for any other purpose and (ii) except as specifically set forth herein, Landlord shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the Tenant Space. The taking of possession of the Tenant Space by Tenant shall conclusively establish that the Tenant Space and the Building were at such time in good order and clean condition.

1.3 Interconnections. Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other tenants of the Building and all Permitted Interconnections (as defined in Section 10.5, below) must be made in the Meet-Me Room. Subject to the terms and conditions of the MMR Lease, Tenant is the current operator of the Meet-Me Room. The foregoing notwithstanding, Tenant acknowledges that in the event that the Meet-Me Room is operated by an entity other than Tenant (a “Successor MMR Operator”), all operations in the Meet-Me Room (including all MMR Services, as defined in Section 6.1, below), and all Tenant presence, including pathway, in the Meet-Me Room (other than connections made in Landlord’s Meet-Me Room interconnection rack) will be governed and controlled by Successor MMR Operator; each and all of which is subject to such agreements and costs as are required, from time to time, by Successor MMR Operator.

1.4 Intentionally Deleted.

1.5 Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Tenant Space without hindrance from Landlord or any person or entity claiming by, through or under Landlord. Subject to the terms and conditions of this Lease (including, without limitation, the Datacenter Rules and Regulations (Item 12 of the Basic Lease Information)) and Landlord’s Access Control Systems (defined in Section 7.1, below) and Force Majeure (as defined in Section 17.14 below), Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.

1.6 Common Area. The Common Area, as defined in Item 19 of the Basic Lease Information hereof, shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord in Landlord’s reasonable discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect new structures or other improvements on any part of the Land without the consent of Tenant, provided, however, that such changes shall not have a material adverse effect on Tenant’s use of the Tenant Space for the Permitted Use. Tenant, and Tenant’s employees, invitees and Permitted Licensees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use of the Common Areas as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area without the prior consent of Landlord and provided that such actions are subject to the terms of the MMR Lease. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations; provided, however, at all times Tenant shall have access to the Premises via some portion of the Common Area.

1.7 Existing Cages and Cabinets. Effective as of the Commencement Date, Landlord hereby sells, transfers and conveys all cages and cabinets in the Premises that are owned by Landlord and which are present in the Premises on the Commencement Date (collectively, the “Existing Cages & Cabinets”) to Tenant. Tenant hereby accepts the Existing Cages & Cabinets in their “AS IS, WHERE IS” condition on the Commencement Date, and expressly acknowledges that Landlord MAKES NO WARRANTY OR REPRESENTATION REGARDING THE CONDITION THEREOF, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF QUANITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTCULAR PURPOSE. As such, from and after the Commencement Date, the Existing Cages and Cabinets shall be deemed to be part of Tenant’s Personal Property (as defined in Section 8.4, below).

2.	TERM.

2.1 Term. The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the period specified in Item 5 of the Basic Lease Information (the “Term”), unless this Lease is earlier terminated as provided herein.

2.2 Extension Options.

2.2.1 Subject to and in accordance with the terms and conditions of this Section 2.2, Tenant shall have the number of options (each, an “Extension Option”) specified in Item 6 of the Basic Lease Information to extend the Term of this Lease with respect to the entire Tenant Space, each for an additional term of one hundred twenty (120) calendar months (collectively the “Extension Terms”, each an “Extension Term”), upon the same terms, conditions and provisions applicable to the then current Term of this Lease (except as provided otherwise herein). The Base Rent payable with respect to the Tenant Space for each year of the Extension Term (the “Option Rent”) shall be increased hereunder as of the first (1st) day of each such year to be equal to one hundred three percent (103%) of the Base Rent payable for the immediately preceding year of the Term of the Lease, as extended.

2.2.2 Tenant may exercise each Extension Option only by delivering to Landlord a written notice (an “Option Exercise Notice”) at least twelve (12) calendar months prior to the then applicable expiration date of the Term, specifying that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease by an Extension Term on the terms set forth in this Section 2.2. In the event that Tenant shall duly exercise an Extension Option, the Term shall be extended to include the applicable Extension Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all duly exercised Extension Terms). In the event that Tenant shall fail to deliver an Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.

2.2.3 Tenant shall have the right to exercise any Extension Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers an Option Exercise Notice. If Tenant duly exercises an Extension Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Option Exercise Notice or on the date on which the Extension Term is scheduled to commence there shall be an uncured Event of Default by Tenant under this Lease.

3.	BASE RENT AND OTHER CHARGES.

3.1 Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord base rent (the “Base Rent”) for the Tenant Space in the amount set forth in Item 9 of the Basic Lease Information. All such Base Rent shall be paid to Landlord in monthly installments in advance on the first day of each and every month throughout the Term of this Lease; provided, however, that (a) the first non-abated monthly installment of Base Rent shall be payable upon Tenant’s execution of this Lease, and (b) if the Term of this Lease does not commence on the first day of a calendar month, the Base Rent for such partial calendar month shall (i) be calculated on a per diem basis determined by dividing the Base Rent above by the total number of days in such calendar month and multiplying such amount by the number of days remaining in such calendar month from and after (and including) the Commencement Date, and (ii) be paid by Tenant to Landlord on the Commencement Date. Except as set forth in this Section 3.1, Tenant shall not pay any installment of Rent (defined in Section 3.3, below) more than one (1) month in advance.

3.2 Intentionally Deleted.

3.3 Payments Generally. Base Rent, all forms of Additional Rent (defined in this Section 3.3, below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as “Rent”), (ii) be payable to Landlord when due without any prior notice or demand therefor in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (iii) be payable to Landlord at the address of Landlord specified in Item 17 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws (defined in Section 6.3.1, below). In the event that the Commencement Date or the expiration of the Term (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis. For purposes of this Lease, all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute “Additional Rent.”

3.4 Late Payments. Tenant hereby acknowledges and agrees that the late payment by Tenant to Landlord of Base Rent or Additional Rent (or any other sums due hereunder) will cause Landlord to incur administrative costs not contemplated under this Lease and other damages, the exact amount of which would be extremely difficult or impractical to fix. Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date that is five (5) days after the date on which such payment is due (a “Late Charge Delinquency”), Tenant shall pay to Landlord, as Additional Rent, (i) a late charge (“Late Charge”) equal to five percent (5%) of the amount overdue to cover such additional administrative costs and damages, and (ii) interest on all such delinquent amounts at an interest rate (the “Default Rate”) equal to the lesser of (a) one and one-half percent (1 1/2%) per month or (b) the maximum lawful rate from the date such amounts are first delinquent until the date the same are paid. In no event, however, shall the charges permitted under this Article 3 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest. Landlord’s acceptance of any Late Charge, or interest pursuant to this Section 3.4, shall not be deemed to constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws. Notwithstanding anything herein to the contrary, Landlord agrees to waive the default interest and late charges for one (1) late payment hereunder during any consecutive twelve (12) calendar month period during the Term provided such late payment is paid in full within five (5) business days after written notice to Tenant of such failure.

3.5 Utilities.

3.5.1 Definitions.

3.5.1.1 The term “Suite Utility Charges” shall mean, for each Suite, the actual costs of all utilities serving, provided to and/or used in the Suite (i.e., based on the metering equipment that measures all utilities, including electrical and mechanical power, being used by the Suite and any support space dedicated to such Suite, such as electrical or mechanical rooms), as set forth on the applicable utility bill(s) for the Suite.

3.5.1.2 The term “Utility Charges Base Year” is stipulated to be the calendar year within which the Effective Date occurs.

3.5.1.3 The term “Actual Suite Utility Charges” shall mean, with respect to each calendar month during the Term of the Lease, the actual Suite Utility Charges for a Suite for such month.

3.5.1.3 The term “Suite Utility Charges – Base Year Average” shall mean the average (i.e., mean) Actual Suite Utility Charges for a Suite during the Utility Charges Base Year.

3.5.1.4 The term “Tenant’s Monthly Utility Charges Payment”, as it relates to each Suite, shall mean, with respect to each calendar month during the Term of this Lease, an amount equal to the positive difference (if any) obtained by subtracting the Suite Utility Charges – Base Year Average from the Actual Suite Utility Charges applicable to such calendar month.

3.5.2 As soon after the expiration of the Utility Charges Base Year as is reasonably possible, Landlord shall provide to Tenant a statement of (i) the Actual Suite Utility Charges for each Suite for each calendar month of the Utility Charges Base Year, and (ii) the calculated Suite Utility Charges – Base Year Average for each Suite.

3.5.3 If, after the expiration of the Utility Charges Base Year, the Actual Suite Utility Charges for a Suite during any calendar month are greater than the Suite Utility Charges – Base Year Average for such Suite, Tenant shall be obligated to pay to Landlord, as Additional Rent, an amount equal to Tenant’s Monthly Utility Charges Payment. Tenant shall pay to Landlord each Tenant’s Monthly Utility Charges Payment within thirty (30) days following Tenant’s receipt of Landlord’s invoice therefor.

3.5.3 Generator Fuel. Additionally, Tenant shall pay the cost of all fuel used by the Back-up Power (defined in Section 7.2) systems serving, providing electricity to, and/or generating electricity which is used in, for or serving, the Tenant Space, except to the extent that such fuel is used (i) for and during the course of the performance of Landlord’s maintenance obligations hereunder (such fuel usage is referred to herein as “Non-Maintenance BUP Fuel Usage”), or (ii) as a result of the gross negligence or willful misconduct of Landlord or any other member of the Landlord Group. Landlord shall bill Tenant not more frequently than monthly for the actual cost of all Non-Maintenance BUP Fuel Usage (the “BUP Fuel Payment”). Tenant shall pay the BUP Fuel Payment to Landlord, as Additional Rent, within thirty (30) days of delivery of such BUP Fuel Payment invoice. For the avoidance of doubt, it is the intent of the parties that this Section 3.5.3 represents a mechanism only for Landlord’s cost recovery with regard to fuel provided to and/or used by or for the Back-up Power systems serving the Tenant Space, and that there is no intent for Tenant’s BUP Fuel Payment to include any element of profit to the Landlord in connection therewith.

4.	TAX ON TENANT’S EQUIPMENT; OTHER TAXES.

4.1 Equipment Taxes. Tenant shall be liable for and shall pay before delinquency (and Tenant hereby indemnifies and holds Landlord harmless from and against any Claims (defined in Section 14.2, below) arising out of, in connection with, or in any manner related to) all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in or used by Tenant in or in connection with the Tenant Space. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property, and if Landlord elects to pay the same, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days of Landlord’s demand therefor, that part of such taxes for which Tenant is liable hereunder, after Landlord provides Tenant with reasonable documentation evidencing such taxes.

4.2 Additional Taxes. Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord’s business as a lessor hereunder, and the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including, without limitation, any applicable possessory interest taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, or (iv) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder; provided, however, that the foregoing taxes shall not include taxes paid by Tenant or other tenants of the Property as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes, except to the extent imposed in substitution for or in lieu of all or any portion of such taxes.

4.2.1 Real Property Taxes.

4.2.1.1 The term “Real Property Taxes” shall mean all taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether levied by taxing districts or authorities presently taxing the Property or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Property or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined; provided, however, Real Property Taxes shall not include taxes paid by tenants of the Property as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes, except to the extent imposed in substitution for or in lieu of all or any portion of Real Property Taxes.

4.2.1.2 The term “Real Property Tax Base Year” is stipulated to be the calendar year within which the Effective Date occurs.

4.2.1.3 The term “Actual Real Property Taxes” shall mean, with respect to each calendar year during the Term of the Lease, the actual Real Property Taxes for such year. The term “Tenant’s Proportionate Share of Actual Real Property Taxes” shall mean, with respect to each calendar year during the Term of this Lease, an amount equal to the product of (i) the positive difference (if any) obtained by subtracting the Actual Real Property Taxes applicable to the Real Property Tax Base Year from the Actual Real Property Taxes applicable to such calendar year, multiplied by (ii) Tenant’s Proportionate Share, as described in Item 27 of the Basic Lease Information.

4.2.1.4 If the Actual Real Property Taxes during any calendar year are greater than the Actual Real Property Taxes applicable to the Real Property Tax Base Year, Tenant shall be obligated to pay to Landlord as Additional Rent an amount equal to Tenant’s Proportionate Share of Actual Real Property Taxes.

4.2.1.5 As soon after the Commencement Date as is reasonably possible, Landlord shall provide to Tenant a statement of the projected annual Real Property Taxes for the Property (the “Projected Real Property Taxes”). Tenant shall pay to Landlord on the first day of each month during the Term of the Lease an amount (each, a “Projected Real Property Tax Installment”) equal to one-twelfth (1/12) of the product of (i) the positive difference (if any) obtained by subtracting the Actual Real Property Taxes applicable to the Real Property Tax Base Year from the Projected Real Property Taxes for such calendar year, multiplied by (ii) Tenant’s Proportionate Share. Until Tenant has received the statement of the Projected Real Property Taxes from Landlord, Tenant shall continue to pay Projected Real Property Tax Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Upon Tenant’s receipt of such statement of the Projected Real Property Taxes, Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant as Projected Real Property Tax Installments prior to receiving such statement and the amount payable by Tenant therefor as set forth in such statement. Landlord shall provide Tenant a statement on or before June 15 (or as soon thereafter as reasonably possible) after the end of each calendar year, showing Tenant’s Proportionate Share of Actual Real Property Taxes applicable to such calendar year, as compared to the total of the Projected Real Property Tax Installments for such calendar year. If Tenant’s Proportionate Share of Actual Real Property Taxes for such calendar year exceeds the aggregate of the Projected Real Property Tax Installments collected by Landlord from Tenant with regard to such calendar year, Tenant shall pay to Landlord, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. However, if Tenant’s Proportionate Share of Actual Real Property Taxes for such calendar year is less than the aggregate of the Projected Real Property Tax Installments collected by Landlord from Tenant with regard to such calendar year, Landlord shall pay to Tenant, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. Landlord shall have the right from time to time during each calendar year to revise the Projected Real Property Taxes and provide Tenant with a revised statement thereof; and, thereafter, Tenant shall pay Projected Real Property Tax Installments on the basis of the revised statement. If the Commencement Date is not the first day of a calendar year, or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant’s Proportionate Share of Actual Real Property Taxes shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease.

5. GUARANTY. The payment and performance of the Rent, the Additional Rent and the other liabilities and obligations of Tenant hereunder are guaranteed by Guarantor (defined in Item 25 of the Basic Lease Information) under the guaranty (the “Guaranty”) in the form attached hereto as Exhibit “J”.

6. USE.

6.1 Permitted Use. Subject to Section 1.3, Tenant shall use the Tenant Space only for the placement and maintenance of computer, switch and/or communications equipment and connections (in accordance with Section 1.3, above) with the communications cable and facilities (the “Permitted Use”) of other tenants in the Building. Any other use of the Tenant Space is subject to Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole and absolute discretion. Additionally, and notwithstanding anything to the contrary contained in this Section 6.1, Tenant may not operate a meet-me room in the Tenant Space (or any other portion of the Building, except as provided under the MMR Lease), provide MMR Services (as defined below) in the Tenant Space (or any other portion of the Building, except as provided under the MMR Lease), allow Permitted Interconnection within the Tenant Space, or refer to the Tenant Space as a meet-me room. As used herein “MMR Services” means the services typically provided by companies in the primary business of providing carrier-neutral interconnections, such as Equinix, CoreSite and Telehouse, including without limitation, furnishing of space, racks and pathway to parties for the purpose of such party’s placement and maintenance of computer, switch and/or communications equipment and connections with the communications cable and facilities of other parties in the Building. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that the rights granted to Tenant under Section 10.5 of this Lease are not MMR Services that are prohibited under this Section 6.1; provided that all of Tenant’s and all of Tenant’s Colocating Parties’ connections are established in the Meet-Me Room.

6.2 Datacenter Rules and Regulations. Tenant’s Permitted Use shall be subject to, and Tenant, and Tenant’s agents, employees and invitees shall comply fully with all requirements of the Datacenter Rules and Regulations. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed (by Landlord in the exercise of its sole but good faith discretion) advisable for the safety, care and cleanliness of the Tenant Space, the Building and the Property and for preservation of good order therein, all of which Datacenter Rules and Regulations, as changed, amended, and/or supplemented from time to time, shall be fully carried out and strictly observed by Tenant; provided, however, that such changes to the Datacenter Rules and Regulations may not increase Tenant’s monetary obligations under this Lease or materially adversely affect Tenant’s or the Permitted Licensees’ access to or the beneficial use of the Tenant Space for the Permitted Use. In the event of a conflict between the Datacenter Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. Tenant shall further be responsible for the compliance with such Datacenter Rules and Regulations (as the same may be changed, amended and/or supplemented from time to time as provided in this Section 6.2) by the employees, agents and invitees of Tenant. Landlord shall apply the Datacenter Rules and Regulations uniformly to the tenants of the Building.

6.3 Compliance with Laws; Hazardous Materials.

6.3.1 Compliance with Laws. Except as otherwise expressly provided in Section 8.1, Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause the Tenant Space to comply at all times during the Term of this Lease in all respects with all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction (including without limitation any certificate of occupancy), and all covenants, conditions and restrictions affecting the Property now or in the future applicable to the Tenant Space and with all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function (collectively, “Applicable Laws”). Tenant shall not use the Tenant Space, or permit the Tenant Space to be used, in any manner, or do or suffer any act in or about the Tenant Space which: (i) violates or conflicts with any Applicable Law; (ii) causes or is reasonably likely to cause damage to the Property, the Building, the Tenant Space or the Building and/or Property systems and equipment, including, without limitation, all fire/life safety, electrical, HVAC, plumbing or sprinkler, access control (including, without limitation, Landlord’s Access Control Systems), mechanical, telecommunications, elevator and escalator systems and equipment (collectively, the “Building Systems”); (iii) will invalidate or otherwise violates a requirement or condition of any fire, extended coverage or any other insurance policy covering the Property, the Building, and/or the Tenant Space, or the property located therein, or will increase the cost of any of the same (unless, at Landlord’s election, Landlord permits an activity which will cause an increase in any such insurance rates on the condition that Tenant shall agree in writing to pay any such increase to Landlord immediately upon demand as Additional Rent); (iv) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or the Property, or any equipment, facilities or systems of any such tenant; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located at the Property; (vi) amounts to (or results in) the commission of waste in the Tenant Space, the Building or the Property; (vii) violates any of the rules and regulations from time to time promulgated by Landlord applicable to the Tenant Space, the Building or the Property (including, without limitation, the Datacenter Rules and Regulations); or (viii) other than the Permitted Use. Tenant shall be responsible for any losses, costs or damages in the event that unauthorized parties gain access to the Tenant Space or the Building through access cards, keys or other access devices provided to Tenant by Landlord. Tenant shall promptly upon demand reimburse Landlord as Additional Rent for any additional premium charged for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 6.3.

6.3.1.1 Landlord hereby represents and warrants that, to the best of Landlord’s Actual Knowledge (defined in Section 6.3.2.1, below), as of the Effective Date, neither the Building nor the Tenant Space are in violation of any Applicable Law or of the rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function that govern the Building and/or the Tenant Space.

6.3.2 Hazardous Materials. No Hazardous Materials (defined below) shall be Handled (defined below) upon, about, in, at, above or beneath the Tenant Space or any portion of the Building or the Property by or on behalf of Tenant, its Transferees (defined in Section 10.1, below) or partners, or their respective contractors, clients, officers, directors, partners, employees, servants, representatives, licensees, agents, or invitees (collectively, the “Tenant Parties”). Additionally, Tenant shall not use the Tenant Space, or permit the Tenant Space to be used, in any manner which may directly or indirectly lead to any non-compliance with any Environmental Law. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of the Permitted Use may be used at the Tenant Space without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined below) and only in a manner consistent with Institutional Owner Practices (defined in Section 8.3, below). “Environmental Laws” shall mean and include all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. “Hazardous Materials” shall mean and include: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) asbestos, asbestos-containing materials or presumed asbestos-containing materials (collectively, “ACM”); (v) which is radioactive; (vi) which is infectious; or (2) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, and are defined, or become defined by any Environmental Law. “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

6.3.2.1 Landlord hereby represents and warrants that, to the best of Landlord’s Actual Knowledge, as of the Effective Date, neither the Building nor the Tenant Space contain any Hazardous Materials at levels or in conditions that are in violation of applicable Environmental Laws. As used herein, the phrase “Landlord’s Actual Knowledge” or similar phrase shall mean the actual current knowledge as of the date of this Lease of David J. Caron, Senior Vice President of Digital Realty Trust, L.P., and Glenn H. Benoist, Sr., Vice President of Digital Realty Trust, L.P. (the foregoing two (2) individuals, being employees of Digital Realty Trust, L.P., together with the Building’s general manager and the Building’s chief engineer, who would have direct and specific knowledge regarding the environmental condition of the Building, being referred to herein, collectively, as “Landlord’s Knowledge Parties”).

6.4 Electricity Consumption Threshold. Tenant’s actual electricity consumption for each Suite in the Premises, as determined by the Electrical Metering Equipment or such other measurement method or methods as Landlord and Tenant may agree upon in writing, shall not at any time, exceed (i) the number of watts for Suite 650 specified in Item 1 of Exhibit “F” (the “Suite 650 ECT”), (ii) the number of watts for Suite 700 specified in Item 1 of Exhibit “FF” (the “Suite 700 ECT”), or (iii) the number of watts for Suite 1100 specified in Item 1 of Exhibit “FFF” (the “Suite 1100 ECT”; the Suite 650 ECT, Suite 700 ECT and Suite 1100 ECT are referred to herein, in general, as the “Electricity Consumption Threshold”). All equipment (belonging to Tenant or otherwise) located within the Premises shall be included in the calculation of Tenant’s actual electricity consumption for the Premises. For the avoidance of doubt, Landlord and Tenant acknowledge that the Electricity Consumption Threshold exists, so that Landlord is better able to (a) budget the amount of power available at the Building among the existing and future tenants of the Building, (b) enhance the safeguarding, in accordance with National Electrical Code Guidelines, of person and property in the Premises, and (c) operate the Premises consistent with Institutional Owner Practices. As such, Tenant agrees that it will actively monitor the electricity consumption for the Premises to ensure that such consumption does not exceed the Electricity Consumption Threshold as it relates to each Suite. Additionally, in the event that the electricity consumption in a Suite does exceed the Electricity Consumption Threshold (each such event, an “ECT Overage”), Tenant agrees to take immediate action (regardless of whether Tenant has received notice of such ECT Overage from Landlord) to power down items of equipment in the Suite in order to cause power consumption in the Suite to be at or below the applicable Electricity Consumption Threshold. Additionally, in the event that (i) Tenant receives a notice from Landlord related to any ECT Overage, and (ii) Tenant has not remedied such ECT Overage within seventy-two (72) hours after its receipt of such notice from Landlord (or, in the event that, despite Tenant’s attempt at remedying the ECT Overage, Tenant exceeds the Electricity Consumption Threshold three (3) times in any thirty (30) day period), then such occurrence shall be deemed to be an Event of Default hereunder.

6.5 Structural Load. Tenant shall not place a load upon the Premises exceeding the number of pounds of live load per square foot (a) specified in Item 5 of Exhibit “F”, as it relates to Suite 650, (b) specified in Item 5 of Exhibit “FF”, as it relates to Suite 700, and (c) specified in Item 5 of Exhibit “F”, as it relates to Suite 1100.

7.	SERVICES TO BE PROVIDED TO THE TENANT SPACE.

7.1 Access Control. Landlord will provide access control as follows: (i) Landlord will operate a check-in desk at the Building’s main entrance twenty-four (24) hours per day, seven (7) days per week, (ii) Landlord has installed an electronic “key card” system to control access to each Suite, and (iii) Landlord has installed a video surveillance system in each Suite (collectively, “Landlord’s Access Control Systems”). Landlord disclaims any and all other responsibility or, obligation to provide additional access control (or any security) to the Building, the Tenant Space, or any portion of any of the above. Landlord reserves the right, to be exercised by Landlord in its sole and absolute discretion, but without assuming any duty, to institute additional access control measures in order to further control and regulate access to the Building or any part thereof. Landlord shall not, under any circumstances, be responsible for providing or supplying security services to the Tenant Space or any part of the Building in excess of the Landlord’s Access Control Systems expressly set forth in this Section 7.1 (and Landlord shall not under any circumstances be deemed to have agreed to provide any services in excess of the above specified Landlord’s Access Control Systems). Subject to Landlord’s approval of the plans and specifications therefor and the contractors who will perform such work, Tenant may install, at its sole cost and expense, its own security system (“Tenant’s Security System”) for the Premises. Tenant shall furnish Landlord with a copy of all key codes, access cards and other entry means and ensure that Landlord shall have access to the Premises at all times. Additionally, Tenant shall ensure that Tenant’s Security System shall comply with all applicable laws, ordinances, rules and regulations, including all fire safety laws, and in no event shall Landlord be liable for the malfunctioning thereof, and Tenant shall indemnify Landlord therefrom. Tenant shall have the right, subject to Landlord’s reasonable approval and at its sole cost and expense, to integrate Tenant’s security system and management systems into Landlord’s Building security system and Building management systems. Tenant acknowledges and agrees that it understands that all persons in the Premises and the activities of all such persons are and shall be subject to surveillance by video camera and/or otherwise by Landlord’s agents and employees.

7.2 Electricity. Landlord shall furnish electricity to (a) Suite 650 in accordance with the specifications set forth in Item 1 of Exhibit “F” attached hereto, (b) Suite 700 in accordance with the specifications set forth in Item 1 of Exhibit “FF” attached hereto, and (c) Suite 1100 in accordance with the specifications set forth in Item 1 of Exhibit “FFF” attached hereto. The obligation of Landlord to provide electricity to the Tenant Space shall be subject to the rules, regulations and requirements of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited to providing the Electricity Consumption Threshold (as defined in Section 6.4). Except as expressly set forth in Items 2 and 3 of Exhibit “F”, Exhibit “FF” and Exhibit “FFF”, Tenant shall be solely responsible for all emergency, supplemental or back-up power systems (“Back-Up Power”) for use in the Tenant Space.

7.3 Interruption of Services.

7.3.1 Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility provided electric service is changed or is no longer suitable for Tenant’s requirements. Except as otherwise expressly set forth herein, no interruption or malfunction of any electrical or other service (including, without limitation, heating ventilation and air conditioning “HVAC”) to the Premises (or to any other portion of the Building or Property) shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate this Lease, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or consequential damages (of any type), whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Property or the Building. In the event of any interruption, however, Landlord shall employ commercially reasonable efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption at issue was not caused in whole or in part by any action of Tenant.

7.3.2 Notwithstanding the foregoing, in the event that (a) there is an interruption of Landlord’s services, including, but not limited to (i) any interruption of any electrical or other service (including, without limitation, HVAC) to the Tenant Space, or (ii) a violation of the service levels described in Exhibit “F”, Exhibit “FF” or Exhibit “FFF”, attached hereto, (b) such interruption of Landlord’s services is not caused by any act or omission of Tenant or Tenant’s employees, agents, invitees or contractors, nor by a Casualty (as defined in Section 9.1.1, below), nor by an ECT Overage, (c) Tenant is prevented from using (and actually does not use) the Tenant Space, or any portion thereof, in the ordinary course of Tenant’s business (which, for the avoidance of doubt, and for the purposes of this Lease, means the operation of Tenant’s business in the affected portion of the Tenant Space is adversely impacted), as determined by Tenant, for a period in excess of the timeframe specified in Item 15 of the Basic Lease Information (the “Eligibility Period”) as a result of such interruption of Landlord’s services (such an interruption, an “Interruption of Landlord’s Services”), Tenant shall, as its exclusive remedy therefor, be entitled to an equitable abatement of Base Rent as set forth in Item 15 of the Basic Lease Information. The foregoing notwithstanding, if Tenant fails to take advantage of the redundant electrical design of the Premises (e.g. Tenant “single-cords” its equipment in a scenario where “dual-cording” of Tenant’s equipment is available), and there occurs an interruption of electrical service to the Tenant Space, which could have been avoided if Tenant had, in fact, taken proper advantage of such electrical redundancies, then such interruption will not be deemed to be an Interruption of Landlord’s Services.

7.3.3 In addition to Tenant’s right to abatement of Base Rent, in the event a Continuous Outage (as hereinafter defined) occurs, Tenant may terminate this Lease as it relates to the Suite(s) affected by such Continuous Outage by delivering to Landlord within five (5) business days following the occurrence of the Continuous Outage, written notice (“Tenant’s Continuous Outage Termination Notice”) of such termination. Tenant’s failure to timely deliver Tenant’s Continuous Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Continuous Outage. As used herein the term “Continuous Outage” means an Interruption of Landlord’s Services occurs and continues for twenty (20) consecutive days, regardless of whether or not such Interruption of Landlord’s Services was caused by Force Majeure.

7.3.4 In addition to Tenant’s right to abatement of Base Rent, in the event a Chronic Outage (as hereinafter defined) occurs, Tenant may terminate this Lease as it relates to the Suite(s) affected by such Chronic Outage by delivering to Landlord within five (5) business days following the occurrence of the Chronic Outage, written notice (“Tenant’s Chronic Outage Termination Notice”) of such termination. Tenant’s failure to timely deliver Tenant’s Chronic Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Chronic Outage. As used herein the term “Chronic Outage” means that three (3) or more times within a twelve (12) consecutive month period, there occurs separate/independent Interruptions of Landlord’s Services to a particular Suite, each occurrence of which continues for eight (8) or more consecutive hours, regardless of whether or not such Interruption of Landlord’s Services was caused by Force Majeure.

8.	MAINTENANCE; ALTERATIONS.

8.1 Landlord Maintenance. Except as otherwise expressly provided in this Section 8.1, Landlord shall have no obligation to repair and/or maintain the Tenant Space. Landlord will maintain and keep in good repair the Pathway and shared Pathway (including dark fiber(s)), Landlord’s Access Control Systems, HVAC, Back-up Power, fire suppression systems, common area cable management systems comprised of ladder racks, fiber trays, under-floor cable trays and other similar equipment located within the Common Areas that are installed for the benefit of all tenants of the Building, floors and walls, foundation, exterior walls and roof of the Building, the public areas within the Building, and the heating, air conditioning and ventilation system within the Building. Landlord shall use commercially reasonable efforts to, (i) maintain battery capacity in the UPS plant for Tenant UPS power, as specified in each Item 2 of Exhibit “F”, Exhibit “FF” and Exhibit “FFF”, (ii) maintain the temperature in each Suite within the range specified in Item 4(a) of Exhibit “F”, Exhibit “FF” or Exhibit “FFF”, as applicable, and (iii) maintain the relative humidity in each Suite within the range specified in Item 4(b) of Exhibit “F”, Exhibit “FF” or Exhibit “FFF”, as applicable.

8.1.1 Landlord’s current preventative maintenance schedule is attached hereto as Exhibit “I” (the “Current PM Schedule”). Landlord agrees to use commercially reasonable efforts to give Tenant notice of any material changes in such schedule as far in advance as is reasonably required by Tenant. Landlord shall use commercially reasonable efforts to provide Tenant with Landlord’s preventative maintenance schedule with respect to such equipment one year in advance. Although Landlord will use commercially reasonable efforts to substantially adhere to the maintenance schedule provided to Tenant, Tenant acknowledges that Landlord may deviate from such schedule; provided, however, the foregoing acknowledgement shall not be deemed to relieve Landlord of Landlord’s obligations under Section 8.1, above. During the Term, Tenant shall have the right to confirm Landlord’s compliance with Landlord’s maintenance schedule by inspecting Landlord’s books and records with respect thereto (“Books and Records”), interviewing Landlord’s relevant employees or contractors, and visually inspecting the related equipment (collectively, “Tenant’s Maintenance Inspection”), but in no event more frequently that twice in a twelve (12) month period during the Term, unless a prior inspection during the previous twelve (12) months shall have revealed a failure of Landlord to comply with such schedules. Tenant shall exercise the foregoing right by delivering prior written notice (“Tenant’s Inspection Notice”) to Landlord of Tenant’s intent to perform Tenant’s Maintenance Inspection, detailing the equipment for which the Books and Records are requested and/or which Tenant wishes to visually inspect. Any visual inspection shall be performed during Landlord’s normal business hours at a time reasonably designated by Landlord. Landlord shall respond to Tenant’s request to perform an inspection within five (5) business days after receipt of Tenant’s Inspection Notice by delivering to Tenant copies of the requested Books and Records and, if a request for an interview or a visual inspection is included in Tenant’s Inspection Notice, designating the time at which Tenant may perform its interview or visual inspection. If Tenant’s inspection reveals that Landlord is delinquent in complying with Landlord’s maintenance schedule, Tenant shall deliver written notice to Landlord of such delinquency including reasonable detail of such delinquency, and Landlord shall cure such delinquency within the time allowed Landlord pursuant to Section 16.1 of this Lease, failing which Landlord shall be in default of its obligations hereunder.

8.2 Tenant’s Maintenance. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain the Tenant Space and Tenant’s equipment therein in a safe and good order and clean condition (and in at least as good order and clean condition as when Tenant took possession), ordinary wear and tear excepted. If Tenant fails to perform its covenants of maintenance and repair hereunder and such failure constitutes an Event of Default, or if Tenant or any of Tenant’s technicians or representatives physically damages the Property, the Building or any portion of any of the above, or the personal property of any other tenant or occupant, Landlord may, but shall not be obligated to, perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%), shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s demand therefor.

8.3 Alterations. Notwithstanding any provision in this Lease to the contrary, Tenant shall not make or cause to be made any alterations, additions, improvements or replacements to the Tenant Space, or any other portion of the Building or Property (collectively, “Alterations”) under this Lease without the prior written consent and approval of Landlord, which consent and approval may be withheld, conditioned or delayed in Landlord’s sole and absolute discretion; provided, however, that Landlord’s consent shall not be required for any usual and customary installations, repairs, maintenance, and removals of equipment and telecommunication cables within the Tenant Space if and to the extent that such installations, repairs, maintenance, and removals (i) are usual and customary within the industry, (ii) are of a type and extent which are customarily permitted to be made without consent by landlords acting consistently with Institutional Owner Practices (defined below) leasing similar space for similar uses to similar tenants, (iii) are in compliance with the Datacenter Rules and Regulations, and (iv) will not affect the Building’s structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems. For example, Landlord’s consent would be required for the installation of overhead ladder racks that are attached to the ceiling and Landlord’s consent would not be required for the installation of equipment which does not involve drilling into the floor or ceiling. For purposes hereof, “Institutional Owner Practices” shall mean practices that are consistent with the practices of the majority of the institutional owners of institutional grade, first-class datacenter or telecommunications projects in the United States of America.

8.4 Removal of Cable, Wiring, Connecting Lines, Equipment and Personal Property. Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant (or, failing which, a contractor designated by Landlord) shall at Tenant’s sole cost and expense, promptly remove all of Tenant’s Personal Property (defined below), and shall restore those portions of the Building and/or the Tenant Space damaged by such removal of (or by the initial installation of) such Tenant’s Personal Property to their condition immediately prior to the installation or placement of such items. If Tenant fails to promptly remove any such Tenant’s Personal Property pursuant to this Section 8.4, Landlord shall have the right to remove such Tenant’s Personal Property and to restore those portions of the Building and/or the Tenant Space damaged by such removal to their condition immediately prior to the installation or placement of such Tenant’s Personal Property, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for all of Landlord’s costs of removal and restoration plus an administrative fee equal to ten percent (10%) of such cost; provided, however, Tenant shall not have any responsibility to reimburse Landlord for such removal costs (or any administrative fees thereon) if the incoming tenant to the Tenant Space pays for or otherwise causes such removal costs to be funded (e.g., through a tenant improvement allowance). For purposes hereof, “Tenant’s Personal Property” shall mean, collectively, all cable, wiring, connecting lines, and other installations, equipment or property installed or placed by, for, through, under or on behalf of Tenant or any Tenant Party anywhere in the Building and/or the Tenant Space [other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group]. Additionally, for the purposes of clarity, the parties acknowledge that Tenant’s Personal Property includes all equipment or property [other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group] installed and/or placed anywhere in the Building in connection with this Lease and/or the Tenant Space by any party specifically and solely in order to provide any service to Tenant or any Tenant Party (e.g., data storage/archiving and data recovery type equipment that is utilized by or for Tenant or any Tenant Party in the Tenant Space, but which is actually owned by a third party, other than Landlord or any other member of the Landlord Group).

9.	CASUALTY; TAKING; INSURANCE.

9.1 Casualty; Taking.

9.1.1 If at any time during the Term of this Lease, a material portion of the Property or the Building, or the Tenant Space shall be (i) damaged or destroyed by fire or other casualty (a “Casualty”) or (ii) taken under the power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or sold to prevent the exercise thereof (a “Taking”), then Landlord shall have the right to elect, in Landlord’s sole and absolute discretion, to either (a) terminate this Lease by delivery of written notice (a “Termination Notice”) thereof to Tenant or (b) to continue this Lease, in which case, Landlord shall repair and reconstruct the Tenant Space to substantially the same condition in which they existed immediately prior to such Casualty or Taking. For the avoidance of doubt, however, such repair and reconstruction obligations shall not be deemed to include any obligation on the part of Landlord with regard to any of Tenant’s Personal Property. If as a result of the Casualty, the Tenant Space is unfit for use by Tenant in the ordinary conduct of Tenant’s business and actually is not used by Tenant, then Landlord shall provide written notice (the “Restoration Notice”) to Tenant as soon as practicable after the Casualty of the period of time (the “Stated Restoration Period”) which shall be required for the repair and restoration of the Building to permit use of the Tenant Space in the ordinary conduct of Tenant’s business and Tenant shall have the right, at its election, (i) to terminate this Lease if either (a) the Stated Restoration Period shall be in excess of one hundred eighty (180) days following the Casualty or Taking, (b) fewer than twenty-four (24) months remain in the Term as of the date of the Taking or Casualty, or (c) fewer than twelve (12) months would remain in the Term upon the expiration of the Stated Restoration Period, and Tenant terminates this Lease with written notice thereof to Landlord within thirty (30) days following delivery of the Restoration Notice, or (ii) to terminate this Lease if Landlord shall fail within the Stated Restoration Period to complete the repair and restoration of the Building necessary to allow Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business and Tenant delivers written notice of such termination to Landlord within thirty (30) days following the expiration of the restoration deadline.

9.1.2 Base Rent Abatement; Taking Awards. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant any prepaid Base Rent less any sum then owing Landlord by Tenant.

9.1.2.1 Base Rent Abatement. If this Lease is not terminated as provided in Section 9.1.1 above, Base Rent shall abate proportionately during the period and to the extent that the Tenant Space is unfit for use by Tenant in the ordinary conduct of Tenant’s business (as reasonably determined by Tenant) and actually is not used by Tenant, Landlord shall promptly commence the repair of the damage caused by such Casualty or Taking and thereafter diligently prosecute such repair to completion, subject to Force Majeure, including, without limitation, delays arising from shortages of labor or material, delay in obtaining government approvals or other conditions beyond Landlord’s reasonable control. Landlord shall take commercially reasonable measures to mitigate delays arising from Force Majeure events.

9.1.2.2 Taking Award Rights. Landlord reserves the right to receive the entirety of the condemning authority’s award related to a Taking of any portion of the Property. The foregoing notwithstanding, in the event that this Lease is terminated in connection with any Taking, Landlord expressly permits Tenant to make a separate claim against the condemning authority, in any appropriate proceeding, for the value of Tenant’s unamortized, but taken, leasehold improvements or other improvements to the Tenant Space made by Tenant, or at Tenant’s expense, which are taken in connection with such Taking, and for Tenant’s moving expenses related to such Taking, but only if such claim and/or recovery does not reduce the condemnation/taking award otherwise payable to Landlord in connection with such Taking (“Tenant’s Taking Award Rights”). If any such award made, or compensation paid, to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefore to the other.

9.1.3 Tenant’s Remedy. Tenant’s termination right, Base Rent abatement and right to file a separate claim in the event of a Taking, to the extent provided above in this Article 9, shall be Tenant’s sole remedies in the event of a Casualty or Taking, and Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Tenant Space resulting from any such damage, repair, reconstruction or restoration; provided, however, that notwithstanding anything to the contrary herein, if any Casualty is caused by the active negligence or omission or willful misconduct of Tenant or any Tenant Party, Tenant shall not be entitled to terminate this Lease under Section 9.1.1 and there shall be no abatement of any Base Rent (or any other Rent or other amounts) due hereunder.

9.1.4 Waiver. Landlord and Tenant agree that the provisions of this Article 9 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Tenant Space, the Building or the Property, and/or any Taking thereof, and each Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect.

9.2 Tenant’s Insurance. Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B” to this Lease. Tenant hereby waives its rights against the Landlord Group (defined in Item 24 of the Basic Lease Information) with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (i) risks insured against under any insurance policy carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required; provided, however, that in no event shall Tenant be deemed to have waived its right against Landlord with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from the gross negligence or willful misconduct of any member of the Landlord Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease; provided, however, the foregoing waivers shall not apply to any claims, damages or losses arising from or related to the gross negligence or willful misconduct of Landlord or any member of the Landlord Group.

9.3 Landlord’s Insurance. Landlord shall, at Landlord’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance insuring the Building and the Property and all of Landlord’s equipment and fixtures installed therein against loss due to fire and other casualties included in standard extended coverage insurance policies, in an amount equal to the replacement cost thereof. For the avoidance of doubt, however, Landlord and Tenant acknowledge and agree that, in no event, shall Landlord be obligated to carry any insurance on any of Tenant’s Personal Property. All insurance required under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the state in which the Property is located. Landlord hereby waives its rights against Tenant with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (i) risks insured against under any insurance policy carried by Landlord at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Landlord under this Lease had such insurance been obtained and maintained as required; provided, however, that in no event shall Landlord be deemed to have waived its rights against Tenant with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from the negligence or willful misconduct of Tenant and/or the Tenant Parties, as defined in Section 14.2 below. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease. All of Landlord’s insurance policies shall be endorsed so as to include a waiver of subrogation with and to the full extent of Landlord’s waiver of claims above.

10.	ASSIGNMENT AND SUBLETTING.

10.1 Restrictions on Transfers; Landlord’s Consent. Except as provided in Section 10.1.1, Tenant shall not sublease all or any part of the Tenant Space, nor assign this Lease, nor enter into any other agreement (a) permitting a third party (other than Tenant’s employees and occasional guests) to occupy or use any portion of the Tenant Space or (b) otherwise assigning, transferring, mortgaging, pledging, hypothecating, encumbering or permitting a lien to attach to its interest under this Lease (any such assignment, sublease or the like may sometimes be referred to herein as a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”), without Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as provided in Section 10.1.1, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any Transfer or attempted Transfer shall constitute an Event of Default of this Lease. Except as set forth in Section 10.5 below, Tenant expressly covenants and agrees not to enter into (and acknowledges and agrees that it has no right to enter into) any Transfer which expressly, implicitly, or effectively amounts to or is the equivalent of a sublease or other arrangement which creates a co-location between Tenant and any Transferee (any such Transfer a “Sub-Co-location Arrangement”) without the prior written consent of Landlord which, in such circumstances, may be granted or withheld by Landlord for any reason or for no reason in the exercise of Landlord’s sole and absolute discretion (and Tenant agrees that it shall be reasonable for Landlord to withhold its consent to any Transfer which would amount to or create the equivalent of a Sub-Co-location Arrangement).

10.1.1 Permitted Transfer. Notwithstanding anything to the contrary in this Lease, Tenant may, without the consent of Landlord (and without being subject to Landlord’s rights under Section 10.3, below) assign its interests in this Lease to (i) an Affiliate of Tenant Parent, or (ii) any assignee which acquires all or substantially all of the business of Tenant Parent whether by stock purchase, asset purchase or other transfer, or (iii) any public offering of the securities of Tenant Parent, or (iv) any merger or combination of Tenant Parent, Tenant, and/or any parent entity of the foregoing (each a “Permitted Transfer”). For purposes of the foregoing, a sale of those assets of Tenant Parent and the Telx Affiliates that generates ninety percent (90%) or more of the aggregate gross revenues of Tenant Parent and the Telx Affiliates for the last full Tenant Parent fiscal year prior to any such sale shall be deemed to constitute a sale of “substantially all” of the assets of Tenant Parent and the Telx Affiliates. The term “Affiliate of Tenant Parent” as used herein shall mean any partnership, limited liability company, or corporation or other entity, directly or indirectly, which through one or more intermediaries, controls, is controlled by, or is under common control with Tenant Parent, and which entity has a Tangible Net Worth of not less than the Tangible Net Worth of Tenant Parent as of the date of the assignment to such entity. The term “Telx Affiliates” as used herein shall mean any individual, partnership, limited liability company, corporation, trust, real estate investment trust, association or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Tenant Parent. The term “control”, as used in the two (2) immediately preceding sentences shall mean with respect to a corporation the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled corporation or the power to elect a majority of its Board of Directors. The term “Tangible Net Worth” as used herein shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

10.2 Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must notify Landlord within twenty (20) days after the occurrence of same), then at least twenty (20) days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a “Transfer Notice”) for Landlord’s consent, which notice shall include: (i) a statement containing: (a) the name and address of the proposed Transferee; (b) current, certified financial statements of the proposed Transferee, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee; (c) all of the principal terms of the proposed Transfer; and (d) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials) and (ii) one (1) original of the proposed assignment or other Transfer setting forth the major economic terms thereof on a form reasonably approved by Landlord and four (4) originals of the Landlord’s standard form of “Assignment and Assumption of Lease and Consent” or other Transfer documentation executed by Tenant and the proposed Transferee. If Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant shall re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.

10.3 Intentionally Deleted.

10.4 No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release Tenant from Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder, or will release Guarantor from Guarantor’s obligations under the Guaranty. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (i) terminate all and any existing agreements effecting a Transfer, or (ii) operate as an assignment to Landlord of Tenant’s interest under any or all such agreements.

10.5 Colocation. Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Premises requires the installation of certain equipment (described below) owned by customers or co-locators of the undersigned Tenant (“Permitted Licensees”) in the Premises (or in the Meet-Me Room, subject to the terms of the MMR Lease), in order for the Permitted Licensees to place and maintain computer, switch and/or communications equipment which may interconnect with Tenant’s facilities and/or the Permitted Licensees’ facilities (the “Permitted Interconnection”); provided that, in no event shall Tenant or any Permitted Licensee have the right or ability to provide MMR Services, as described in Section 6.1 of this Lease (except in the Meet-Me Room, as may be provided in the MMR Lease). To expedite the Permitted Licensees’ access to the Premises for the Permitted Interconnection, Landlord expressly agrees that Tenant may, without Landlord’s further consent, license portions of the Premises to the Permitted Licensees for the sole purpose of the Permitted Interconnection pursuant to written agreements by and between Tenant and the Permitted Licensees (collectively, “Permitted Agreements”); provided, however, that (a) Tenant provides a list of contact information for such Permitted Licensees in a format that Landlord may reasonably alter from time-to-time, (b) Tenant pays to Landlord as Additional Rent Landlord’s prevailing fee for each Permitted Licensee (the “Access Card Fee”) for the purpose of providing the Permitted Licensee with access to the Premises, which Access Card Fee, as of the date of this Lease, is $35 per access card and is subject to increases from time-to-time during the Term of this Lease, and (c) the Permitted Licensee’s license of a portion of the Premises may not violate the terms of this Lease or any Applicable Laws. Landlord expressly waives its right to prior review of such Permitted Agreements. Tenant’s Permitted Agreements with the Permitted Licensees may not affect, or provide any rights with respect to or to use in any manner, the Pathway as defined in Item 7 of the Basic Lease Information or Tenant’s interconnections. The Permitted Licensees shall comply with all Applicable Laws and the Building Rules and Regulations. The Permitted Agreements and the Permitted Licensees’ rights thereunder shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and condition. Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group from and against (and to reimburse Landlord and the Landlord Group for) any and all Claims (defined in Section 14.2, below) arising from or in any manner relating to (i) any Permitted Agreement, (ii) the use or occupancy of the Tenant Space or any other portion of the Building or the Property by any Permitted Licensee or any person claiming by, through or under any Permitted Licensee, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, the “Colocating Parties”), or (iii) the acts or omissions of any Permitted Licensee or any Colocating Parties. Anything to the contrary contained herein notwithstanding, Landlord and Tenant acknowledge and agree that Permitted Agreements shall not constitute, or be deemed to be, the grant of a leasehold interest or otherwise constitute, or be deemed to be, a real property interest.

10.6 Existing Occupancy Agreements. Landlord and Tenant acknowledge and agree that, as of the Effective Date, some or all of the Tenant Space is occupied by parties (each, an “Existing Occupant”) who have entered into leases and/or license agreements with Landlord (and/or one or more of Landlord’s predecessors). Contemporaneously with the execution of this Lease, Landlord and Tenant agree to execute an Assignment of Existing Occupancy Agreements in the form attached hereto as Exhibit “G”, to effect the assignment of Landlord’s interest in each such lease and/or license agreement which encumbers all or some portion of the Tenant Space on the Effective Date of this Lease (the “Existing Occupancy Agreements”) to Tenant. Tenant does hereby agree to indemnify, defend and hold Landlord and the Landlord Group harmless from and against any and all Claims that may arise from and after the Commencement Date with regard to any and all of the Existing Occupancy Agreements, including, without limitation, any Claims related to the effectiveness (or lack of effectiveness) of the assignment of any Existing Occupancy Agreement to Tenant. The foregoing notwithstanding, Landlord does hereby reserve the right (without taking on the obligation to do so), with or without notice to Tenant, to cure any breach by Tenant with regard to the foregoing obligation to comply with the terms of such Existing Occupancy Agreements. In such event, Tenant agrees to reimburse Landlord (within thirty (30) days after Tenant’s receipt of an invoice for same) for the actual costs and expenses incurred by Landlord in connection with such cure, plus an administrative fee of ten percent (10%). For the avoidance of doubt, Landlord and Tenant acknowledge and agree that (a) from and after the Commencement Date, Tenant shall be entitled to the rents and fees (“Existing Occupancy Agreement Rents”) paid by the Existing Occupants under the Existing Occupancy Agreements that are applicable to any period of time occurring during the Term of this Lease, but that (b) Landlord shall retain entitlement to all Existing Occupancy Agreement Rents applicable to any period of time not occurring during the Term of this Lease. As such, (i) any Existing Occupancy Agreement Rents applicable to a period of time occurring during the Term of this Lease (aa) that are received by Tenant shall be kept by Tenant; and (bb) that are received by Landlord shall be credited by Landlord to Tenant’s Base Rent hereunder; and (ii) any Existing Occupancy Agreement Rents applicable to a period of time not occurring during the Term of this Lease (xx) that are received by Tenant shall be forwarded to Landlord within thirty (30) days after Tenant’s receipt thereof; and (yy) that are received by Landlord shall be kept by Landlord.

10.6.1 EOA Abatement. In the event that, during the first twelve (12) full calendar months of the Term, any Existing Occupant (a) terminates its Existing Occupancy Agreement for any reason other than a default by Tenant thereunder, and (b) actually vacates the Premises, Tenant shall be entitled to a partial abatement of Base Rent due hereunder (an “EOA Abatement”), on a day-for-day basis, in an amount equal to the Lost EOA Rents (as defined below). With respect to each EOA Abatement to which Tenant is entitled, the term of the EOA Abatement shall commence on the later to occur of (v) the effective date of the termination of the Existing Occupancy Agreement, and (w) the date upon which the Existing Occupant actually vacates the Premises, and shall expire on the earlier to occur of (x) the last day of the twelfth (12th) full calendar month of the Term of this Lease, (y) the date upon which any party leases or occupies the portion of the Premises vacated by such Existing Occupant, and (z) the date upon which any party is entitled to use electrical power dedicated for such vacating Existing Occupant’s use (a “Replacement Power Dedication”). As used herein, “Lost EOA Rents” shall mean and refer to the minimum rents and/or fees payable by such Existing Occupant under the terms of its Existing Occupancy Agreement (e.g., Lost EOA Rents shall not include any rent and/or fee based upon actual consumption of electrical power, as the vacating Existing Occupant would not consume electrical power from and after the date of its vacation of the Premises). Notwithstanding the foregoing, in the event that a Replacement Power Dedication dedicates a portion (but not all) of the electrical power dedicated to the Existing Occupant, the EOA Abatement shall be equitably reduced, proportionate to Tenant’s revenue from the Replacement Power Dedication (exclusive of any abatement or free rent concessions) compared to the Lost EOA Rents.

11.	ESTOPPEL CERTIFICATES.

11.1 Estoppel Certificate by Tenant. At any time and from time to time, within ten (10) business days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters reasonably requested by Landlord or any current or prospective purchaser, Holder of any Security Document, ground lessor or master lessor. Tenant acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Section 11.1 may be relied upon by any prospective purchaser of the Building or the Property or by any prospective mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Property.

11.2 Estoppel Certificate by Landlord. At any time and from time to time, within ten (10) business days after written request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing certifying all matters reasonably requested by Tenant or any current or prospective transferee, purchaser of Tenant or any current or prospective lender to Tenant or transferee, including without limitation the nature of known defaults by Tenant under the Lease, if any. Landlord acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Section 11.2 may be relied upon by any current or prospective transferee, purchaser of Tenant, lender to Tenant or transferee, or Holder of any Security Document.

12.	SUBORDINATION AND ATTORNMENT; LENDER RIGHTS.

12.1 Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a mortgage or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof (any such mortgagee, beneficiary or lessor, a “Holder”), this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Property; (ii) the lien of any mortgage, deed or deed of trust which may now exist or hereafter be executed affecting the Property or any portion thereof; (iii) all past and future advances made under any such mortgages, deeds or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages, deed and deeds of trust (collectively, “Security Documents”) which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord’s interest and estate in any of said items. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such Security Documents to this Lease. In the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building or the Tenant Space by reason of any termination or foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor, in which event Tenant’s right to possession of the Property will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives any right under any Applicable Law or otherwise to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building or the Tenant Space by reason of any termination or foreclosure of any such Security Documents. Tenant covenants and agrees to execute and deliver, within ten (10) days of receipt thereof, and in the form reasonably required by Landlord or in the standard form required by any Holder, any additional documents evidencing the priority or subordination of this Lease and Tenant’s agreement to attorn with respect to any such Security Document; provided, however, any such agreement subordinating this Lease to such lease, mortgage or deed of trust shall contain a nondisturbance provision in the standard form of such Holder.

12.2 Mortgagee and Ground Lessor Protection. Tenant agrees to give each Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Holder (hereafter, a “Noticed Holder”). Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then within such additional time as may be necessary if Landlord has commenced such cure within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then prior to Tenant pursuing any termination remedy for such default provided hereunder, at law or in equity, any Noticed Holder shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot reasonably be cured or corrected within that time, then such additional time as may be necessary if the Noticed Holder has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).

12.3 SNDA. At any time that the Building is made subject to any Security Document(s), Landlord shall use commercially reasonable good faith efforts to cause the mortgagee and any lessor (whether under a ground or master lease) to deliver to Tenant a subordination, non-disturbance and attornment agreement reasonably acceptable to Tenant (the “SNDA”), providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the mortgagee or its successor should acquire Landlord’s title to the Building. Further, with respect to all Security Document(s) encumbering the Building as of the Effective Date, Landlord shall use commercially reasonable good faith efforts to cause the mortgagee and any lessor (whether under a ground or master lease) to deliver to Tenant a commercially reasonable SNDA, providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the mortgagee or its successor should acquire Landlord’s title to the Building. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document hereafter placed upon the Building and Tenant’s agreement to attorn to the Holder as provided in this Section 12 shall be conditioned upon the Holder entering into an SNDA.

13.	SURRENDER OF TENANT SPACE; HOLDING OVER.

13.1 Tenant’s Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of the Tenant Space to Landlord in good working order and clean condition, reasonable wear and tear, and damages by Casualty (not caused by any Tenant Party) and Taking excepted. If Tenant fails to surrender the Tenant Space upon the expiration of this Lease, or within sixty (60) days following any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space in accordance with the terms of this Lease, then Tenant shall indemnify, protect, defend and hold the Landlord Group harmless from, and shall reimburse Landlord for its first-party losses, costs and expenses in connection with, all Claims (including, without limitation, costs and expenses incurred by Landlord in returning the Tenant Space to the condition in which Tenant was to surrender and Claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Tenant Space) arising out of or in any manner relating to such failure to quit and surrender possession of the Tenant Space to Landlord in the condition required hereunder upon such date.

13.2 Disposal of Tenant’s Personal Property. If any property not belonging to Landlord remains in the Tenant Space after the expiration of or within sixty (60) days after any earlier termination of the Term of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall be deemed to have abandoned such property and to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant shall indemnify and hold Landlord harmless from all Claims arising out of, in connection with, or in any manner related to any removal, exercise or dominion over and/or disposition of such property by Landlord. Tenant shall pay to Landlord Base Rent at the holdover rates set forth in Section 13.3 below during such time as any property not belonging to Landlord remains in the Tenant Space after the expiration or earlier termination of the Term of this Lease.

13.3 Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord (A) monthly Base Rent in an amount equal to (i) one hundred twenty-five percent (125%) with respect to the first sixty (60) days of such holdover, (ii) one hundred fifty percent (150%) with respect to the next thirty (30) days of such holdover, and (iii) two hundred percent (200%) thereafter, of the greater of (i) Landlord’s then published asking base rent rate for space comparable to the Tenant Space or (ii) the Base Rent payable by Tenant to Landlord during the last month of the Term of this Lease, plus (B) one hundred percent (100%) of the Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (a) Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (b) Tenant shall indemnify, defend and hold the Landlord Group harmless from and against any and all Claims (including, without limitation, the attorneys’ fees, consultants’ fees and court costs incurred or suffered by Landlord, and all lost profits and other consequential damages asserted against Landlord) arising out of or in any manner related to Tenant’s failure to surrender the Tenant Space upon the expiration or earlier termination of this Lease or upon termination of Tenant’s right to possess the Tenant Space in accordance with the provisions of this Lease, and (c) Tenant shall pay to Landlord Base Rent at the holdover rates set forth in this Section 13.3 from the first day following the expiration or earlier termination of this Lease through the entire period of such holdover.

13.4 Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.

14.	WAIVER OF CLAIMS; INDEMNITY.

14.1 Waiver. To the fullest extent permitted by law, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of, and waives all claims it may have against the Landlord Group (as defined in the Basic Lease Information) for damage to or loss of property (including, without limitation, loss of profits and intangible property) or personal injury or loss of life or other damages of any kind resulting from the Property, the Building or the Tenant Space or any part thereof becoming out of repair, by reason of any repair or alteration thereof, or resulting from any accident within the Property, the Building or the Tenant Space or on or about any space adjoining the same, or resulting directly or indirectly from any act or omission of any person, or due to any condition, design or defect of the Property, the Building or the Tenant Space, or any space adjoining the same, or the mechanical systems of the Building, which may exist or occur, whether such damage, loss or injury results from conditions arising upon the Tenant Space or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage, loss or injury or the means of repairing the same is accessible to Tenant; provided, however, that such assumption and waiver shall not apply to the extent such claims are determined by a court of competent jurisdiction to have been proximately caused by the gross negligence or willful misconduct of Landlord or any other member of the Landlord Group. Tenant agrees that Landlord will not have any responsibility or liability for any damage to Tenant’s equipment or interruption of Tenant’s operations which is caused by any other tenant or occupant of the Building or the Property or the employees, agents, contractors, technicians, representatives, customers, co-locators or invitees of any such tenant or occupant.

14.2 Indemnification.

14.2.1 Tenant’s Indemnification. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group (as such term is defined in the Basic Lease Information) from and against (and to reimburse Landlord and the Landlord Group for) any and all claims, actions, suits, proceedings, losses, damages, obligations, liabilities, penalties, fines, costs and expenses (including, without limitation, attorneys’ fees, legal costs, and other costs and expenses of defending against any claims, actions, suits, or proceedings) (collectively, “Claims”) arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to): (i) the use or occupancy of the Tenant Space or any portion of the Building or the Property by Tenant or any person claiming by, through or under Tenant or any other Tenant Party (not arising from the gross negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees), or (ii) the negligence or willful omissions of Tenant or any Tenant Parties with respect to the Tenant Space, the Building or the Property; provided, however, Tenant’s indemnification, defense and hold harmless obligations under this Section shall not extend to Claims covered by Landlord’s indemnity of Tenant in Section 14.2.2, below. In the event that any action or proceeding is brought against Landlord or any member of the Landlord Group by reason of any such Claim, Tenant, upon timely notice from Landlord, shall defend such action or proceeding at Tenant’s cost and expense by counsel reasonably approved by Landlord. Tenant’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord. This indemnity provision shall survive the termination or expiration of this Lease.

14.2.2 Landlord’s Indemnification. Subject to Sections 9.2 and 14.1, Landlord shall defend, indemnify, and hold harmless Tenant and the Tenant Parties (and to reimburse Tenant and any Tenant Parties) from and against all Claims to the extent arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to) the gross negligence or willful misconduct of Landlord or any member of the Landlord Group. In the event that any action or proceeding is brought against Tenant or any member of the Tenant Parties by reason of any such Claim, Landlord, upon timely notice from Tenant, shall defend such action or proceeding at Landlord’s cost and expense by counsel reasonably approved by Tenant. Landlord’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2.2, nothing contained in this Section 14.2.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord. This indemnity provision shall survive the termination or expiration of this Lease.

14.3 Consequential Damages. Except for the indemnification obligations expressly set forth in Section 13.3 and this Section 14.3, under no circumstances whatsoever shall Landlord or Tenant ever be liable under this Lease for consequential damages, incidental damages, indirect damages, or special damages, or for loss of profit, loss of business opportunity or loss of income. The foregoing notwithstanding, with regard to each customer or other person or entity to which Tenant, any Tenant Affiliate, or any Transferee provides goods or services, which are in any way related to or associated with the use of the Tenant Space, including, but not limited to, those (now or hereafter) conducting transactions or other operations by or through or in connection with equipment located within the Tenant Space (collectively, “Tenant Space Customers”), Tenant hereby agrees to indemnify and hold Landlord and the other members of the Landlord Group harmless with regard to (and to reimburse Landlord and any other members of the Landlord Group for) any and all claims by, through, or under any Tenant Space Customer which are related to the use of the Tenant Space or equipment located within the Tenant Space, for, or with regard to, any and all types of consequential damages, incidental damages, indirect damages, or special damages, or for loss of profit, loss of business opportunity or loss of income related to any use of the Tenant Space or equipment located within the Tenant Space.

14.4 Liens. Notwithstanding anything to the contrary herein, in no event shall Tenant have any right (express or implied) to create or permit there to be established any lien or encumbrance of any nature against the Tenant Space, the Building or the Property or against Landlord’s or Tenant’s interest therein or hereunder, including, without limitation, for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Tenant shall require each contractor which it engages to perform any improvements or alterations within the Tenant Space or elsewhere in the Building or the Property, to acknowledge and agree in writing that it is performing its work under its agreement with Tenant solely for the benefit of Tenant and that Tenant is not acting as Landlord’s agent. Any mechanic’s lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within ten (10) business days after the filing of the lien.

14.5 Waiver of Landlord’s Lien. Landlord hereby expressly waives and releases any and all contractual liens and security interests or constitutional and/or statutory liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on the personal property of Tenant which Tenant now or hereafter places in or upon the Premises (except for judgment liens that may arise in favor of Landlord). The waiver and release contained herein shall not waive, release or otherwise affect any unsecured claim Landlord may now or hereafter have against Tenant.

15.	TENANT DEFAULT.

15.1 Events of Default By Tenant. Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

15.1.1 Any failure or refusal by Tenant to timely pay any Rent or any other payments or charges required to be paid hereunder, or any portion thereof, within five (5) business days of notice that the same is due; provided, however, that Landlord shall not be required to send such written notice to Tenant more than twice in any twelve (12)-month period and after two (2) such written notices, Landlord shall have no obligation to give Tenant written notice of any subsequent default during the remainder of such twelve (12)-month period and Tenant’s failure or refusal to timely pay Rent or other sums due hereunder when due during the remainder of such twelve (12)-month period shall constitute an Event of Default.

15.1.2 Any failure by Tenant to perform or observe any other covenant or condition of this Lease (including, without limitation, in the Datacenter Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of ten (10) days following written notice to Tenant of such failure; provided, however, that in the event Tenant’s failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within ten (10) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within the ten (10) day period and thereafter diligently prosecutes the curing thereof to completion within thirty (30) days following such written notice; provided, however, that Landlord shall not be required to send such written notice to Tenant more than three (3) times in any twelve (12)-month period for the same non-monetary default and after three (3) such written notices for the same non-monetary default, Landlord shall have no obligation to give Tenant written notice of the same non-monetary default during the remainder of such twelve (12)-month period and any subsequent occurrence of the same non-monetary default during the remainder of such twelve (12)-month period shall, at the election of Landlord, constitute an Event of Default.

15.1.3 The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) a petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, which proceeding or appointment is not dismissed within ninety (90) days, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any other instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern, which proceeding is not dismissed within ninety (90) days.

15.1.4 Any failure by Tenant to execute and deliver any statement or document described in either Article 11 or Section 12.1 requested to be so executed and delivered by Landlord within the time periods specified therein applicable thereto, where such failure continues for three (3) days after delivery of written notice of such failure by Landlord to Tenant.

15.1.5 Any default by Tenant or any affiliate of Tenant under the MMR Lease.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.

15.2 Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive, without any notice or demand whatsoever (and all of the other provisions of Section 1 of Exhibit “D” shall apply to an Event of Default by Tenant hereunder).

16.	LIMITATION OF LANDLORD’S LIABILITY.

16.1 Landlord Default. In the event that Landlord shall fail to perform any obligation of Landlord to be performed under this Lease, Tenant’s sole and exclusive remedies for any such failure shall be an action for money damages, specific performance and/or injunctive relief (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord or granting Tenant a right to terminate this Lease upon a default by Landlord); provided, however, that Landlord shall not be in default hereunder (and Tenant shall have no right to pursue any such claim for damages in connection with any such failure) unless and until Tenant shall have delivered to Landlord a written notice specifying such default with particularity, and Landlord shall thereafter have failed to cure such default within thirty (30) days (or, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then not unless Landlord shall have failed to commence such performance of such cure within such thirty (30) day period and thereafter diligently pursue the same to completion). Notwithstanding the foregoing, in the event Landlord’s failure to perform an obligation of Landlord to be performed under this Lease materially adversely affects Tenant’s use of the Tenant Space for the Permitted Use, Landlord shall commence to cure such default within ten (10) business days following receipt of written notice from Tenant of such default, and in the event of an emergency, shall commence to cure such default within twenty-four (24) hours following receipt of written notice from Tenant of such default, and shall diligently pursue the curing thereof to completion. Unless and until Landlord shall have so failed to so cure any such failure after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Except as expressly set forth in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord’s possession of the Building and not thereafter.

16.2 Landlord’s Liability. In consideration of the benefits accruing under this Lease to Tenant and notwithstanding anything to the contrary in this Lease or in any exhibits, riders, amendments, or addenda to this Lease (collectively, the “Lease Documents”), it is expressly understood and agreed by and between the parties to this Lease that: (i) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents, or (b) any matter relating to Tenant’s occupancy of the Tenant Space (collectively, the “Landlord’s Lease Undertakings”), shall be limited solely to an amount equal to the lesser of (1) Landlord’s interest in the Property, and (2) the equity interest Landlord would have had in the Property if the Building and the Land were encumbered by independent secured financing equal to eighty percent (80%) of the value of the Property (“Landlord’s Liability Cap”); (ii) other than Landlord’s interest in the Property, Tenant shall have no recourse against any other assets of the Landlord Group (as defined in the Basic Lease Information); (iii) except to the extent of

Landlord’s interest in the Property, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, the Landlord Group, and (iv) at no time shall Landlord be responsible or liable to Tenant or any Tenant Party for any lost profits, lost economic opportunities or any form of consequential damages as the result of any actual or alleged breach by Landlord of Landlord’s Lease Undertakings.

16.3 Transfer of Landlord’s Interest. Landlord shall have the right, from time to time, to assign its interest in this Lease in whole or, to a wholly owned subsidiary, in part. Notwithstanding the foregoing, in connection with any assignment in part to a wholly-owned subsidiary, (i) Landlord shall provide a written notice to Tenant specifying the rights and obligations so assigned and (ii) Landlord shall guaranty the performance of the obligations assigned to such wholly-owned subsidiary; provided, however, Landlord’s maximum liability under such guaranty shall not exceed the maximum liability it would have had under this Lease if such obligations had not been assigned. Landlord, and each successor to Landlord, shall be fully released from the performance of Landlord’s obligations under the Lease Documents arising after the date of such transfer of Landlord’s interest in the Property to a third party, provided that Landlord’s transferee assumes all of Landlord’s obligations under the Lease Documents. Provided that Landlord’s transferee assumes all obligations of Landlord under the Lease Documents, Landlord shall not be liable for any obligation under the Lease Documents arising after the date of such transfer of its interest in the Property, and Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for all obligations and liabilities accruing on or after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

17.	MISCELLANEOUS.

17.1 Severability. If any provision of this Lease is determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby.

17.2 Performance. The covenants and obligations of Tenant pursuant to this Lease shall be independent of performance by Landlord of the covenants and obligations of Landlord pursuant to this Lease. Tenant’s performance of each of its obligations under this Lease shall be a condition precedent to the duty of Landlord to perform its obligations hereunder.

17.3 Attorneys’ Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party’s attorneys’ fees and costs (including, without limitation, all expense reimbursements, expert witness fees and litigation costs). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney concerning this Lease (specifically, for the review of instruments evidencing a proposed Transfer, or the for the purpose of collecting Rent), Tenant agrees to pay to Landlord its actual attorneys’ fees whether suit be brought or not to the extent such fees exceed $500.00. If any member of the Landlord Group is made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend such member of the Landlord Group from any and all Claims arising out or, in connection with, or in any manner related to such litigation, except for the extent to which such Claims arise as a result of the gross negligence or willful misconduct of any member of the Landlord Group.

17.4 Waiver of Right to Jury Trial. IN ORDER TO LIMIT THE COST OF RESOLVING ANY DISPUTES BETWEEN THE PARTIES, AND AS A MATERIAL INDUCEMENT TO EACH PARTY TO ENTER INTO THIS LEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN

ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

17.5 Headings; Time; Survival. The headings of the Articles, Sections and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Any obligations of Tenant accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

17.6 Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) hand delivery or personal service, (ii) a reputable overnight courier service which provides evidence of delivery, or (iii) facsimile (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, to the Building office and at the address specified in Item 16 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Information, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, or (c) the date the facsimile is transmitted.

17.7 Governing Law; No Counterclaim; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim (other than any compulsory counterclaims) of whatever nature or description in any such proceeding. The foregoing shall not be construed to prevent Tenant from bringing a separate action related to such counterclaims. In addition, Tenant hereby submits to local jurisdiction in the state in which the Property is located and agrees that any action by Tenant against Landlord shall be instituted in the state in which the Property is located and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the state in which the Property is located.

17.8 Incorporation; Amendment; Merger. This Lease, along with any exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral or written agreements, understandings and/or practices relative to the leasing or use of the Tenant Space are merged herein or revoked hereby.

17.9 Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the brokers specified in Item 18 of the Basic Lease Information. Landlord and Tenant shall each indemnify, defend (with legal counsel reasonably acceptable to the other) and hold harmless the other party from and against all Claims (including attorneys’ fees and all litigation expenses) related to any claim made by any other person or entity for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that claimant dealt through the indemnifying party. The provisions of this Section 17.9 shall survive the termination of this Lease.

17.10 Examination of Lease. This Lease shall not be binding or effective until each of the parties hereto have executed and delivered an original or counterpart hereof to each other.

17.11 Recordation. Unless required by law, neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease.

17.12 Authority. Each of Landlord and Tenant represents to the other party that the person executing this Lease on its behalf is duly authorized to execute and deliver this Lease pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.

17.13 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

17.14 Force Majeure. A party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by any reason beyond the reasonable control of the party obligated to perform such obligations, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services (collectively, “Force Majeure”). The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time it is delayed in performing such obligation by reason of any Force Majeure occurrence whether similar to or different from the foregoing types of occurrences.

17.15 No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Landlord shall have no obligations hereunder to any person or entity other than Tenant or any person or entity claiming through Tenant, and no other parties shall have any rights hereunder as against Landlord.

17.16 Access by Landlord. Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Tenant Space at any reasonable time upon prior reasonable oral or written notice (except in the case of an emergency when as much prior notice as Landlord in good faith determines is practicable given the circumstances) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Tenant Space to prospective purchasers or tenants or mortgage lenders (prospective or current), to determine whether Tenant is complying with all of its obligations under this Lease, to exercise any of Landlord’s rights or remedies hereunder and for any other purpose deemed reasonable by Landlord. In connection with Landlord’s rights hereunder, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Tenant Space, and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Tenant Space. Tenant hereby waives any claim for damages for any injury to Tenant’s business or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Tenant Space or any other loss occasioned by such entry, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, and no such entry to the Tenant Space shall be deemed or construed to be a forcible or unlawful entry into or a detainer of the Tenant Space or an eviction, actual or constructive, of Tenant from any part of the Tenant Space. Notwithstanding anything in Sections 17.16 and 17.17, any rules or regulations promulgated by Landlord or any maintenance schedule relative to Landlord’s access to the Tenant Space to the contrary, Landlord agrees that (except in the case of an emergency) Landlord’s access to the Premises shall be subject to Landlord’s compliance with the procedures required by Tenant (“Tenant’s Security

Procedures”), provided that (i) Landlord has received written notice of Tenant’s Security Procedures and any changes thereof, and (ii) Tenant’s Security Procedures (as amended from time to time by Tenant) do not interfere with Landlord’s ability to perform, or increase the cost to Landlord to perform, Landlord’s obligations under this Lease or any other lease demising premises in the Building. Tenant shall deliver written notice of the changes to Tenant’s Security Procedures to Landlord at Landlord’s address for notices as provided herein. Notwithstanding anything herein to the contrary, except for emergencies, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries.

17.16.1 Notwithstanding anything herein to the contrary, any tenant or occupant of Cage 01100-A (each, a “Cage 01100-A Tenant”) shall, at all times, have the right to enter upon Suite 1100 as reasonably necessary to access Cage 01100-A. Tenant hereby waives any claim for damages for any injury to Tenant’s business or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Tenant Space or any other loss occasioned by such entry, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, and no such entry to Suite 1100 shall be deemed or construed to be a forcible or unlawful entry into or a detainer of Suite 1100 or an eviction, actual or constructive, of Tenant from any part of Suite 1100. Notwithstanding the foregoing, Landlord shall indemnify, defend and hold Tenant harmless from and against any Claim for damages to Suite 1100 or any personal property therein caused by any Cage 01100-A Tenant’s entry upon Suite 1100 as provided herein.

17.17 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Tenant Space or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building and/or the Property; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Property; (iii) subject to the terms of Section 17.16, to display the Tenant Space, the Building and/or the Property to mortgagees, prospective mortgagees, prospective purchasers and ground lessors, and prospective lessees at reasonable hours; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building and/or the Property, and/or to make such alterations to the Building as Landlord deems desirable; (v) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building and/or the Property; (vi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Tenant Space and which serve other parts or other tenants or occupants of the Building and/or the Property; (vii) to retain at all times master keys or pass keys to the Tenant Space; (viii) the exclusive right to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass, which Landlord deems necessary without the prior consent of Tenant; and (ix) the absolute right to lease space in the Building and the Property and to create such other tenancies in the Building and the Property as Landlord, in its sole business judgment, shall determine is in the best interests of the Property (and Landlord does not represent and Tenant does not rely upon any specific type or number of tenants occupying any space in the Building and the Property during the Term of this Lease). Notwithstanding the foregoing, Landlord’s ability to exercise its rights pursuant to clauses (iv), (vi) and (viii), above, shall be conditioned upon such exercise by Landlord not having a material adverse effect on Tenant’s or the Permitted Licensees’ use or occupancy of the Premises.

17.18 Counterparts; Execution by Facsimile. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.

17.19 Confidentiality. Each party agrees that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of the parties and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if advisable under any applicable securities laws regarding public disclosure of business information. The foregoing notwithstanding, either party (or both parties) may post a press release or press releases, that discloses the fact that Landlord and Tenant have entered into a lease; provided that same does not disclose the location, economics or square footage related hereto. Any references in such press release or press releases, in excess of the fact that Landlord and Tenant have entered into a lease, require approval by both parties, which either party may withhold in its sole and absolute discretion.

17.20 Incorporation of Exhibits. All of the terms and conditions of all of the Exhibits to this Lease are hereby incorporated into this Lease.

17.21 Financial Statements. Within ten (10) days after Landlord’s written request therefore, Tenant must deliver to Landlord the current audited annual financial statements of Tenant, including an opinion of a certified public accountant, a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied (collectively, Tenant’s “Financial Statements”). If Tenant does not then have its Financial Statements audited, Tenant must forward unaudited Financial Statements certified by Tenant’s chief financial officer as true, complete and correct in all material respects. Tenant’s failure to timely comply with this Section 17.21 shall be an Event of Default hereunder. Landlord hereby agrees to maintain Tenant’s Financial Statements as proprietary and confidential and agrees not to disclose Tenant’s Financial Statements to any third party other than any lender, mortgagee, or prospective purchaser of the Building, and Landlord’s attorneys, accountants and similar business advisors. Notwithstanding the foregoing, this Section 17.21 shall not apply to Tenant if, and so long as, (i) the entity named as “Tenant” under this Lease is a publicly traded entity that is traded on a nationally recognized stock exchange, and/or (ii) the Guaranty is in full force and effect and there is no default by Guarantor thereunder. For the avoidance of doubt, in the event that (a) the Guarantee is not in full force and effect or there exists a default by Guarantor thereunder, and (b) the entity that is named as “Tenant” under this Lease is merely an affiliate or subsidiary of an entity that is publicly traded on a nationally recognized stock exchange (i.e., the entity that is named as “Tenant” under this Lease is not an entity that is (itself) actually publicly traded on a nationally recognized stock exchange), then Tenant’s obligation to provide its Financial Statements, in accordance with this Section 17.21, shall remain in effect—the publicly traded nature of its parent or affiliate notwithstanding.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the Effective Date.

LANDLORD:

DIGITAL – BRYAN STREET PARTNERSHIP, L.P.,

a Texas limited partnership

By:	DRT – Bryan Street, LLC,
a Delaware limited liability company, its general partner

By:	Digital Realty Trust, L.P.,
a Maryland limited partnership, its member and manager

By:	Digital Realty Trust, Inc.,
a Maryland corporation, its general partner

By: /s/ Glenn H. Benoist, Sr.
Name: Glenn H. Benoist, Sr.
Title: Vice President

Date: March 31, 2011

TENANT:

TELX – DALLAS, LLC,

a Delaware limited liability company

By:	The Telx Group, Inc., a Delaware corporation, its sole member

	By:	/s/ Eric Shepcaro
	Name:	Eric Shepcaro
	Title:	Chief Executive Officer

Date: March 31, 2011

EXHIBIT “A”

DEPICTION OF SUITE 650

EXHIBIT “AA”

DEPICTION OF SUITE 700

EXHIBIT “AAA”

DEPICTION OF SUITE 1100 AND CAGE 01100-A

EXHIBIT “B”

INSURANCE REQUIREMENTS

Policies

A. Commercial general liability insurance (including contractual liability):	$2,000,000 single limit; $5,000,000 aggregate limit

B. “All Risk” Personal Property Insurance:	Full replacement value of Tenant’s Personal Property.

C. Workers’ Compensation Insurance:	in accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.

Requirements:

All insurance required under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, X, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the state in which the Property is located. The commercial general liability policies procured hereunder shall name the Landlord Group (as defined in the Basic Lease Information) and Landlord’s managing agent, and any Holders of any Security Documents designated by Landlord as additional insureds. Prior to occupying the Tenant Space and upon subsequent requests of Landlord, Tenant shall submit to Landlord evidence that Tenant has the insurance policies required hereunder in effect and, if requested by Landlord, shall provide Landlord with certificates of insurance evidencing such policies. All insurance policies procured hereunder shall contain a provision stating that the insurer shall endeavor to provide at least thirty (30) days written notice to Landlord and all others named as additional insureds prior to any cancellation or material modification of such policy. If Tenant does not deliver to Landlord a certificate or other proof of renewal or coverage from another insurance carrier prior to the expiration dates of each expiring policy, Landlord may give written notice to Tenant of such failure and if Tenant does not obtain such insurance within five (5) business days of receipt of such notice, Landlord may obtain such insurance on behalf of Tenant, and Tenant shall, within ten (10) business days after Landlord’s demand therefor, pay to Landlord an amount equal to the cost of such insurance policies plus an administrative surcharge of five percent (5%). All of Tenant’s insurance policies with respect to the Tenant Space shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Tenant’s waiver of claims with respect to the Landlord Group set forth in Sections 9.2 and 14.1 of this Lease.

EXHIBIT “C”

DESCRIPTION OF PATHWAY

•	Two (2) four-inch (4”) conduits, labeled 1470 and 1471, from Suite 650 to the Meet-Me Room.

•	One (1) four-inch (4”) conduit, labeled 1638, from Suite 700 to the Meet-Me Room.

•	One (1) four-inch (4”) conduit, labeled 1354, from Suite 1100 to the Meet-Me Room.

EXHIBIT “D”

STATE LAW PROVISIONS

1.	REMEDIES FOR EVENTS OF DEFAULT.

1.1 Landlord’s Right to Terminate Upon Tenant Default. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord’s option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following without notice or demand, any such notice or demand being hereby waived:

1.1.1 Terminate this Lease, in which event Tenant shall immediately surrender possession of the Tenant Space to Landlord.

1.1.2 Enter upon and take possession of the Tenant Space and expel or remove Tenant and any other occupant therefrom, with or without having terminated this Lease.

1.1.3 Alter locks and other security devices at the Tenant Space.

1.1.4 Terminate any and all agreements, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant, with Landlord or with third parties, and affecting the Tenant Space or any part of the Meet-Me Room or the Building.

1.2 No Surrender or Merger. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of all or any part of the Tenant Space by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Except for a wrongful lock-out, (a) no such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others on or about the Tenant Space shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant’s property within the Building, and (b) all claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings in accordance with applicable laws, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

1.3 Damages Upon Default. If Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder (including, without limitation, Rent and all other charges under this Lease) for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Tenant Space for such period.

In the event that Landlord elects to terminate this Lease by reason of any Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Section 1.3, Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate this Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord as provided in Section 1.5 below). Actions to collect amounts due by Tenant provided for in this paragraph of this Section 1.4 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

1.4 Repossession of Tenant Space. If Landlord elects to repossess the Tenant Space without terminating this Lease, Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord as provided in Section 1.5 below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Section 1.4 may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term of this Lease.

1.5 Landlord’s Expenses. Upon an Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid pursuant to this Lease: (i) the costs and expenses of securing new tenants, including expenses for refixturing, alterations and other costs in connection with preparing the Tenant Space for the new tenant and any reasonable or necessary alterations, (ii) the cost of removing and storing Tenant’s or other occupant’s property, and (iii) all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees. Past due rental and other past due payments shall bear interest from maturity at the Default Rate (as defined in Section 1.9 below) until paid.

1.6 Cumulative Remedies; Equitable Relief. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, subject to Applicable Laws, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

1.7 Reletting. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant’s agreement and continuing obligation to pay all rental due throughout the Term. As a result, Tenant agrees that Landlord has no obligation to: (i) relet the Tenant Space prior to leasing any other space within the Building; or (ii) relet the Tenant Space (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its reasonable discretion; (B) to any entity not satisfying Landlord’s then standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant’s use prior to default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building’s facilities than Tenant’s use in accordance with this Lease; or (4) which would involve any use of Hazardous Materials (other than those Hazardous Materials permitted to be used by Tenant under this Lease); or (D) for meet-me room purposes; or (iii) make any alterations to the Tenant Space or the Building or otherwise incur any costs in connection with any such reletting, unless such costs are reimbursed by the new tenant of the Tenant Space or by Tenant.

1.8 Waiver of Landlord’s Lien. Landlord hereby expressly waives and releases any and all contractual liens and security interests or constitutional and/or statutory liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on all the property of Tenant which Tenant now or hereafter places in or upon the Premises (except for judgment liens that may arise in favor of Landlord). The waiver and release contained herein shall not waive, release or otherwise affect any unsecured claim Landlord may have against Tenant.

1.9 Default Rate. Tenant shall pay to Landlord interest on all such delinquent amounts payable by Tenant under this Lease at an interest rate (the “Default Rate”) equal to the lesser of (a) four percent (4%) per annum in excess of the rate (the “Prime Rate”) published as the prime rate by The Wall Street Journal (or its successor, assign or a comparable publication) in its listing of “Money Rates” or (b) the maximum lawful rate from the date such amounts are first delinquent until the date the same are paid. In no event, however, shall the charges permitted under this Section 1.9 hereof or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

2. MARGIN TAX. Notwithstanding the terms of Section 4.2, the Additional Rent payable under Section 4.2 of this Lease shall also include all taxes attributable to taxable margin levied pursuant to Chapter 171 of the Texas Tax Code, as the same may be amended, superseded or replaced from time to time.

3. CALCULATION OF CHARGES. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Lease for determining charges, amounts and additional rent payable by Tenant (including, without limitation, payments under Section 3.4 are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. Accordingly, Tenant hereby voluntarily and knowingly waives all rights and benefits of Tenant under Section 93.012 of the Texas Property Code, as such Section now exists or as may be hereafter amended or succeeded.

4. TENANT HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

5. OFAC. Neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

6. WAIVER OF RIGHT TO PROTEST. TENANT HEREBY WAIVES ANY AND ALL RIGHTS UNDER SECTION 41.413 AND 42.015 OF THE TEXAS TAX CODE GRANTING TO TENANT THE RIGHT TO CONTEST APPRAISED VALUES, OR TO RECEIVE NOTICE OF REAPPRAISED VALUES, ON ALL OR ANY PORTION OF THE BUILDING IRRESPECTIVE OF WHETHER LANDLORD HAS ELECTED TO CONTEST SAME. To the extent such waiver is prohibited by applicable law, Tenant hereby appoints Landlord as Tenant’s attorney in fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may have under said Section of the Code with respect to the Building, but not with respect to Tenant’s personal property located within the Premises.

7. WAIVER OF LIEN. TENANT WAIVES ALL LIEN RIGHTS UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE, AS WELL AS ANY SUCCESSOR STATUTE GRANTING TENANT A LIEN IN LANDLORD’S PROPERTY.

8. EXPRESS NEGLIGENCE / FAIR NOTICE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, THE INDEMNIFICATION, DEFENSE, WAIVER AND RELEASE PROVISIONS SET FORTH IN THIS LEASE SHALL APPLY EVEN IF THE LOSS OR DAMAGE IS CAUSED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY

THE ACTIVE OR PASSIVE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY(IES).

EXHIBIT “E”

INTENTIONALLY DELETED

EXHIBIT “F”

SUITE 650 SERVICE LEVELS

[the service levels on this Exhibit “F” shall apply only to Suite 650]

1. Electricity Consumption Threshold:	540 total kW.

2. Target Battery Capacity:	Six (6) minutes.

3. Back-Up Power Specifications:	One (1) 750 kW Building generator supplies back-up power for the Premises.

4. HVAC Specifications.

(a) Target Temperature Range:	Average temperature of the Premises, measured at the return air vents in the Premises, between 68 degrees Fahrenheit and 78 degrees Fahrenheit.

(b) Target Humidity Range:	Average relative humidity of the Premises, measured at the return air vents in the Premises, between 35% and 55%.

5. Maximum Structural Load:	75 pounds of live load per square foot.

EXHIBIT “FF”

SUITE 700 SERVICE LEVELS

[the service levels on this Exhibit “FF” shall apply only to Suite 700]

1. Electricity Consumption Threshold:	422 total kW.

2. Target Battery Capacity:	Six (6) minutes.

3. Back-Up Power Specifications:	One (1) 750 kW Building generator supplies back-up power for the Premises.

4. HVAC Specifications.

(a) Target Temperature Range:	Average temperature of the Premises, measured at the return air vents in the Premises, between 68 degrees Fahrenheit and 78 degrees Fahrenheit.

(b) Target Humidity Range:	Average relative humidity of the Premises, measured at the return air vents in the Premises, between 35% and 55%.

5. Maximum Structural Load:	75 pounds of live load per square foot.

EXHIBIT “FFF”

SUITE 1100 SERVICE LEVELS

[the service levels on this Exhibit “FFF” shall apply only to Suite 1100]

1. Electricity Consumption Threshold:	284 total kW of UPS power; and 96 total kW of DC power.

2. Target Battery Capacity:	Six (6) minutes.

3. Back-Up Power Specifications:	Two (2) 1250 kW Building generators supply back-up power for the Premises.

4. HVAC Specifications.

(a) Target Temperature Range:	Average temperature of the Premises, measured at the return air vents in the Premises, between 68 degrees Fahrenheit and 78 degrees Fahrenheit.

(b) Target Humidity Range:	Average relative humidity of the Premises, measured at the return air vents in the Premises, between 35% and 55%.

5. Maximum Structural Load:	100 pounds of live load per square foot.

EXHIBIT “G”

FORM OF ASSIGNMENT OF EXISTING OCCUPANCY AGREEMENTS

THIS ASSIGNMENT OF EXISTING OCCUPANCY AGREEMENTS (this “Agreement”) is made and entered into as of (but not necessarily on) the     day of                     , 2011 (being the latest of the parties’ respective dates of execution as set forth on the signature page hereof, the “Assignment Effective Date”), by and among Digital – Bryan Street Partnership, L.P. (“Digital”) and telx – Dallas, LLC (“telx”).

R E C I T A L S:

A. Contemporaneously with the execution hereof Digital and telx are entering into that certain Master Datacenter Lease (the “Lease”) for certain premises located in Suites 650, 700 and 1100 (as more particularly defined in the Lease, the “Premises”) of that certain building located at 2323 Bryan Street, Dallas, Texas (the “Building”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B. As of the date hereof, some or all of the Premises is occupied by parties who have entered into those certain leases and/or license agreements set forth on Schedule 1, attached hereto (collectively, the “Existing Occupancy Agreements”) with Landlord or Landlord’s predecessor(s) in interest.

C. Digital desires to assign to telx, and telx desires to assume from Digital, all of Digital’s rights, duties, title and interests under the Existing Occupancy Agreements occurring on and after the Commencement Date of the Lease.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. Effective as of the Commencement Date of the Lease, Digital hereby sells, assigns, transfers and conveys to telx, and telx does hereby assume from Digital, any and all rights, duties, title and obligations under the Existing Occupancy Agreements occurring on and/or after the Commencement Date of the Lease, together with any and all pre-paid rentals and deposits (whether cash or otherwise) made thereunder by way of security (collectively, the “Deposits”), if any, and any accrued interest thereon, subject, however, to all the terms covenants and conditions contained therein.

2. Digital and telx agree that the amount of Deposits held by Digital under the Existing Occupancy Agreements is $194,837.53. Within thirty (30) days following the Commencement Date of the Lease, Digital shall transfer the Deposits to telx by either (i) delivering a check to telx in the aggregate amount of the Deposits, or (ii) crediting the aggregate amount of the Deposits against telx’s rental obligations under the Lease.

3. Digital hereby agrees to indemnify and hold telx harmless from and against any claim, demand, liability, cost or expense asserted against telx (including, without limitation, and by way of example only, reasonable attorneys’ fees, disbursements and amounts paid in settlement of claims) arising out of the failure of Digital to perform its obligations under the Existing Occupancy Agreements during the period prior to the Commencement Date of the Lease.

4. telx hereby assumes and covenants to perform all of the obligations of Digital under the Existing Occupancy Agreements to the extent arising on, from and after the Commencement Date of the Lease, but not otherwise. telx hereby agrees to indemnify and hold Digital harmless from and against any claim, demand, liability, cost or expense asserted against Digital (including, without limitation, and by way of example only, reasonable attorneys’ fees, disbursements and amounts paid in settlement of claims) arising out of the failure of telx to perform its obligations under the Existing Occupancy Agreements during the period on or after the Commencement Date of the Lease. Without limiting the generality of the foregoing, if any Existing Occupant who vacates the Premises after the date hereof makes any claim or files suit against Digital seeking a recovery of such Existing Occupant’s security deposit, then such claim shall be covered by telx’s indemnification obligation as aforesaid.

5. This Agreement may be executed by the parties hereto in multiple counterparts, each of which when taken together shall constitute a fully executed original document. Additionally, telecopied signatures may be used in place of original signatures on this Agreement. Digital and telx intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Digital and telx agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the respective dates set forth below, to be effective as of the date first written above.

DIGITAL:

DIGITAL – BRYAN STREET PARTNERSHIP, L.P., a Texas limited partnership

By:	DRT – Bryan Street, LLC, a Delaware limited liability company, its general partner

	By:	Digital Realty Trust, L.P., a Maryland limited partnership, its member and manager

		By:	Digital Realty Trust, Inc., a Maryland corporation, its general partner

By:
			Name:	Glenn H. Benoist, Sr.
			Title:	Vice President

Date:

TELX:

TELX – DALLAS, LLC, a Delaware limited liability company

By	The Telx Group, Inc., a Delaware corporation, its sole member

By:
	Name:	Eric Shepcaro
	Title:	Chief Executive Officer

Date:

SCHEDULE 1

EXISTING OCCUPANCY AGREEMENTS

Suite 650

Suite 700

Suite 1100

EXHIBIT “H”

DATACENTER RULES AND REGULATIONS

Datacenter

Rules and Regulations

OPERATION AND MAINTENANCE GUIDE

SECTION 11102: DATACENTER™ RULES & REGULATIONS	1
THE PURPOSE OF THESE STANDARDS	1
DEFINITION OF MISSION CRITICAL AREAS	1
UNPLANNED OUTAGES: INNOCENT ACTIVITIES/SERIOUS PROBLEMS	1
GENERAL RULES	2
ACCESS POLICY	2
Access for Employees	3
Vendors/Contracts Access	3
Emergency Access	3
Security	3
Smoke, Odor, Dusty Work Including Heat Guns	4
Removing Raised Floor Tiles	4
Removing Ceiling Tiles	5
Perform Any Work Under The Raised Flooring	6
Hammer Drilling	6
CABLE INSTALLATIONS	6
Communications cables LABELING STANDARD	6
ELECTRICAL DISTRIBUTION	7
FIRE ALARM/SUPRESSION SYSTEMS	8
Fire Suppression Systems	8
Fire Detection Systems	8
HVAC STANDARDS	8
CABINET//CAGE ACCESS & SIGNAGE STANDARDS	8
DELIVERIES	9
Work Scheduling and Preparation	9
GENERAL Safety Practices	11
EQUIPMENT INSTALLATION	11
Connection & Addition Of Material	11
HOUSEKEEPING	11
TRASH REMOVAL	12
EMERGENCY POWER-OFF (EPO)	12
APPROVED LABELING AND BINDING MATERIALS	12

i

OPERATION AND MAINTENANCE GUIDE

SECTION 11102: DATACENTER

RULES & REGULATIONS

I.	THE PURPOSE OF THESE STANDARDS

This section applies to properties that are managed and operated by Digital Realty Trust (DLR) along with their providers. These Rules and Regulations are highly recommended, for locations where customers manage the sites, but are not required.

A.	In order to achieve our goal of NO UNPLANNED OUTAGES, it is vital that everyone that enters the Datacenter understand and follow the information provided in this document.

B.	This document will provide you with the following:

1.	An awareness of the critical nature of the Datacenter environment

2.	An understanding of the need to follow the rules and regulations when working at these sites

3.	The extra care you must take in performing all activities, even the most routine duties

4.	Who to call before you start and if you encounter a problem

II.	DEFINITION OF MISSION CRITICAL AREAS

A.	All DLR Datacenters are designated as Mission Critical Areas,

B.	A Mission Critical Area consists of all areas, rooms, systems and equipment associated with network and data processing operations including Meet-Me-Rooms, Point of Presence Rooms, and Datacenter spaces. These are typically always on raised floor with precision air conditioning and redundant electrical power. They also include the UPS modules, heat rejection systems, electrical distribution systems, and the computer equipment that depends on it.

C.	Mission Critical Areas need to maintain continuous up-time for all primary systems: 24 hours a day; 7 days a week, 365 days a year

III.	UNPLANNED OUTAGES: INNOCENT ACTIVITIES/SERIOUS PROBLEMS

A.	An unplanned outage can be caused by well-meaning people doing innocent activities.

1.	An unplanned outage can cause:

a)	Lost data

b)	A decline in customer service

c)	Lost revenue

d)	Financial liability

e)	Noncompliance with federal and state regulations

f)	ALL OF THE ABOVE

2.	Examples of such emergencies are:

1

a)	Plugging into an electrical outlet and causing a short

b)	Replacing a fuse and bringing down a system load

c)	Spray painting in an area and setting off the fire alarm

d)	Pulling a loose cable and unplugging an equipment connection

e)	Opening or closing a power distribution panel and jarring a circuit breaker

f)	Using a toxic, odor-causing solvent without proper ventilation could cause the staff to flee the building

IV.	GENERAL RULES

A.	Depending on the risk assessment conducted by Building Management, the Vendors/Contractors may also be required to submit a Change Management Request and a detailed set of electrical switching procedures.

B.	Customer shall develop an access and authorization plan (the customer’s “Access and Authorization Plan”) before move-in that specifies process and permissions for granting access to the customer space. With proper staffing and processes, this plan can allow for immediate access to the customer space.

C.	If you observe any problems with doors not closing properly or you notice any other possible security concern, be sure to report the issue to Security promptly.

D.	Cameras, video equipment or visitors are not allowed in the Datacenter unless specifically authorized to do so. It is the customer’s responsibility to inform Building Management and Security.

E.	All DLR facilities are designated as ‘no smoking facilities’. Smoking is allowed outside and not within 25 feet of the main entrance of the building.

F.	No food or drink is allowed in the Datacenter at any time.

G.	Tampering with the access control systems, camera equipment, or fire alarm/smoke detectors, electrical or HVAC systems within the building is strictly prohibited and will result in immediate dismissal from the building.

V.	ACCESS POLICY

A.	Prior to providing access to the Datacenter, it is required that everyone that will enter the space read, fully understand and sign the DLR 11101 - Pre-Work Information & Acknowledgement. A copy of the signed form will be kept on file with the Building Management. For a copy of this document, please contact Building Management.

B.	Customer shall develop an “Access and Authorization Plan” before move-in that specifies process and permissions for granting access to the customer space. The plan should designate those that can grant access into the customer’s space “Customer Authorizers”

1.	The plan must include the following:

a.	The names of all employees of the customer that will require access into the Datacenter space.

b.	Names of company(s) and employees of Vendors/Contractors and under what conditions they must meet in order to be allowed into the customer space unescorted.

2

c.	It is the responsibility of the Customer to provide and update the access list. Customer should provide updates for, any changes in personnel that require removal from access to the Datacenter.

2.	Datacenter access is restricted to personnel with an approved business need. Only designated “Customer Authorizers” may approve an individual’s access into the Datacenter.

3.	Visitor(s) not on the approved access list will not be allowed to enter the customer space. Security will contact the “Customer Authorizers” and inform them that a visitor(s) has arrived and is in the waiting area. It will be the customer’s responsibility whether to escort the visitor(s) or have Security issue a access badge.

4.	Access cards will expire upon 90 consecutive days of non-usage.

C.	ACCESS FOR EMPLOYEES

1.	Security will issue access cards to each employee of the Customer that are on the “Access and Authorization Plan”.

2.	The Customer should contact Building Management to schedule the issuing of employee access cards. Photo ID’s will be required to be provided to Security prior in order to verify the person is on the approved customer access list.

3.	Many DLR facilities utilize biometric readers, which will require programming prior to first-time entry.

D.	VENDORS/CONTRACORS ACCESS

1.	Vendors/Contractors that require access to the Customer’s Datacenter must meet the DLR insurance requirements prior to performing any work in the building.

E.	EMERGENCY ACCESS

1.	Emergency access of individuals not on the approved list can only be approved by the “Customer Authorizers”.

2.	The “Customer Authorizers” should contact Security and provide a complete description of the scope of work and the nature of the emergency. Some work scope may require the approval of Building Management prior to granting access to the vendor.

F.	SECURITY

1.	Card access doors control admittance to the Datacenter. Never loan your badge or use another person’s badge for any purpose. Failure to comply will cause your removal from the site.

2.	If you should lose your ID badge, immediately report it to Security so it can be deactivated.

3.	Do not allow others to tailgate into a controlled space behind you. Tailgating is a way for someone who lacks authorization to enter a restricted space. Each person must use the badge access system to facilitate their own access by use of their own badge. Conversely, you must not follow another person into any restricted space without having separately used your own badge to unlock the door into that space.

3

4.	The badge access system may require that you pass your badge by a reader in order to exit the Datacenter. This process will provide greater awareness of occupancy in the event of an emergency.

5.	Do not attempt to enter areas to which you are not authorized.

6.	If additional card readers are required, contact Building Management for pricing

7.	The Datacenter is under 24-hour closed circuit TV cameras surveillance. They are deployed within the Datacenter and surrounding areas to monitor the security of exits and entrances. Activity viewed by these cameras is recorded and may be used for investigative purposes or when a security policy, such as tailgating, is violated.

8.	Tampering with the camera equipment is strictly prohibited and will result in immediate dismissal from the Building.

9.	The Datacenter is secured with a “fail-safe” access control system utilizing either access card and/or biometric.

10.	All doors into the Datacenter and other restricted space must not be propped open for any length of time. You should ensure that each controlled access door closes immediately after you enter.

11.	All entrance into and out off the building exterior will be on the DLR access control system. This also applies to all common area spaces, so as to not impede any other Customers or Building Management staff.

12.	Customers may install their own access control systems only on the entrance into their space. The Customer must grant access to all DLR, Building Management employees and third party provider’s to perform work on systems and equipment that are within the Customers space. DLR and/or Building Management will provide and maintain an updated access list.

G.	SMOKE, ODOR, DUSTY WORK OR HEAT PRODUCING TOOLS/EQUIPMENT

1.	Any work that involves the use of tools that may produce smoke, dust or strong odors, (i.e. heat guns, hammer drills, grinders, etc) must be scheduled and approved by Building Management. Any such work shall require the disabling of the fire alarm enunciation, smoke detection and suppression systems.

2.	An approved DLR Fire Impairment Form must be submitted to Building Management for review and approval.

3.	Any fines imposed by the local Fire Department resulting from any events or alarms created by such work will be the full financial responsibility of the Customer performing such work.

4.	Extensive dusty work may further require the replacement of HVAC unit filters and an associated charge for this material. The installation of pre-filter media over the HVAC unit intake may be required.

5.	Any accidental discharge of the fire suppression system caused by a Customer who violates these rules shall be the full financial responsibility of the Customer.

H.	REMOVING RAISED FLOOR TILES

4

1.	In order to maintain static pressure for proper cooling of equipment, all installation or removal of raised floor perforated tiles, are to be performed by the Building Engineering Staff only.

2.	Customers may remove and replace solid floor tiles within their space. To maintain structural integrity of the raised flooring, no more than 5 floor tiles or 3 floor stringers may be removed at any given period of time.

3.	Customers are allowed to perform tile cuts for cable access. Prior approval from the Building Engineering Staff is required and the opening and grommet must be in compliance with Digital Realty Trust’s standard listed below:

a.	Koldlock Integral, Model # 1010.

b.	AirGuard Part # 116-800-001

i.	Overall Size 6.0” H x 12..0” W x 1.5”D inches

ii.	Hole open 5-3/8” H x 10.5” W

c.	Any deviation in this standard size opening must be approved by DLR.

4.	Raised floor cutting and installation services can be performed by Digital Realty Trust at an additional cost.

5.	No Tile cutting will be allowed on the Datacenter floor.

I.	REMOVING CEILING TILES

1.	The following requirements only apply to shared, common space outside of the Customer leased space. Customer may lift ceiling tiles within their own leased space and will not require an inspection or notice to DLR

a.	Ceiling tiles are only to be removed by the Building Management staff. Customers and Vendors/Contractors are not allowed to perform ANY work (i.e. cabling, electrical, conduit, etc.) outside the Customers Datacenter at any time without the approval of Building Management.

5

J.	PERFORM ANY WORK UNDER THE RAISED FLOORING

1.	Since under floor smoke detectors are located under the raised floor, all work requiring access to under the raised flooring, authorization must be received by Building Management.

2.	Any such work shall require the disabling of the fire alarm enunciation, smoke detection and suppression systems.

K.	DRILLING

1.	All work must conform to the Building drilling policy. The use a hammer drill with tool interrupter device or equipment is required if X-rays or Farroscan is not performed. Contact the Building Management to review the current Construction Policies. Building Management must review and approve all work prior to any work.

2.	If drilling is to be performed, a portable vacuum cleaner must be used during the drilling to minimize the amount of dust particles emitted into the space.

3.	Any such work shall require the disabling of the fire alarm enunciation, smoke detection and suppression systems.

VI.	CABLE INSTALLATIONS

A.	Depending upon the extent of the work, Customer should consider the disabling of the fire alarm enunciation, smoke detection and suppression systems.

B.	The following requirements only apply to shared, common space outside of the Customer leased space. Customer cable work inside customer premises is exempt; provided

1.	Customer must use good workmanship and engineering practices.

2.	No “Customer to Customer” cable connections are permitted between DLR Customers in the Datacenter. Customers are allowed to interconnect between any of their owed equipment and their customer’s within their leased premises.

3.	The under floor cable management is to be used for all cable runs.

4.	Customer may run overhead ladder rack or tray affixed to the top of customer cabinets within customer’s premises, as necessary.

5.	All cables installations must be secured and bundled together using the approved materials such as wax-coated string, Velcro-ties or plastic tie-straps.

6.	Cables are not allowed to extend beyond the rack/tray edges. Cable bundles will be kept in a neat and orderly fashion to maintain workability and appearance.

7.	All cables must be run on top of the rack/tray and are not allowed to be run underneath them.

VII.	COMMUNICATIONS CABLES LABELING STANDARD

6

A.	Landlord reserves the right to review and approve the pathway and engineering of all DLR “Customer to Customer” interconnections. Approval will not be unreasonably withheld. All interconnections must occur in the Building Meet-Me-Room.

B.	All cables to and from the Customer space must run in the common area cable management system.

C.	If cables extend into DLR space, then cables must be labeled according to the following Labeling Standard:

1.	Customer conduit runs in common space may be labeled at the ends and junctions only.

2.	Tagging of all cables must be performed at the beginning and end points of each cable. Cable bundles may be labeled as single units. Customer standard tags are acceptable. “Write-on” labels are allowed for the identification of circuits due to the potential for change, but must be legible.

3.	Tags must have the following:

i.	Customer name,

ii.	cage location

iii.	Interconnection rack area or port number(s).

VIII.	ELECTRICAL DISTRIBUTION

A.	The following requirements only apply to the last demarcation point of landlord supplied power (the “Landlord/Customer Demarcation Point”). Demarcation is the output power of the Power Distribution Unit (PDU).

1.	All electrical switching will require the completion of a DLR Electrical Switch Procedures.

2.	Building Management and Engineering will manage all electrical distribution requirements. All electrical distribution installations and/or changes must be specified and approved in advance by Building Management.

3.	Building Engineering will control all electrical breaker positions. All distribution panels will remain locked at all times. Coordination of breaker operation must be requested by the Customer to the Building Management, and approved by the Building’s Chief Engineer and/or his designated representative, prior to activation.

B.	Customers are responsible for any power strips or equipment connected to the UPS circuits within their cage(s) or cabinets.

C.	Customers are responsible for the termination of all DC voltage cabling to Customer fuse panels within their cage(s).

D.	For all work preformed on shared electrical infrastructure, performed by a contractor, under the direction of the customer, will require inspection by Building Management prior to any power activation.

E.	Leases must be fully executed between the Customer and the Landlord prior to electrical circuit activation.

F.	DLR can provide quotes for additional electrical installations. If a customer would like to have a contractor of their choice provide this service, the contractor must meet all DLR insurance

7

requirements. A list of approved electrical contractors is maintained by the Building Management.

IX.	FIRE ALARM/SUPRESSION SYSTEMS

A.	Customers are not authorized to tamper with or alter the Building’s existing Fire Alarm/Suppression Systems at any time.

B.	The fire suppression system for the Datacenter must be disabled for any work, which may cause smoke, odor, or dust, including the use of heat guns. A minimum of 24 hours advanced written notice to the Building Management office is required.

C.	Email replies received directly from the Building Manager are considered acceptable notice. Receipt confirmations will not be valid. All notices must be accompanied with a detailed description outlining the scope of work.

D.	Only Building Management may disable/impair the Fire Alarm/Suppression Systems A “Fire System Impairment” form will need to be completed and all tasks and notifications must be done as listed in the instructions contained on the form.

E.	FIRE SUPPRESSION SYSTEMS

1.	Pre-action water sprinklers protect the Mission Critical Areas, offices and support spaces. The sprinklers will function automatically when the space temperature exceeds a preset level and the fire detection system is in alarm.

2.	Some facilities may also have gaseous suppression systems in addition to the pre-action system mentioned above. These systems will activate automatically as well.

F.	FIRE DETECTION SYSTEMS

1.	The fire detection system consists of ceiling and under floor mounted smoke detectors. These can be set off by dust or fumes which will in turn activate the fire suppression systems mentioned above.

2.	Many facilities also employ a VESDA™, Very Early Smoke Detection system, which is capable of detecting the microscopic particles of combustion. Generally air is drawn in through a network of small-bore pipes laid out above or below a ceiling in parallel runs covering a protected area. A VESDA detector will trigger automatic fire response systems.

X.	HVAC STANDARDS

Alteration of or tampering with the Building HVAC settings, related airflows or any other HVAC systems within the Datacenter is strictly prohibited.

XI.	SIGNAGE STANDARDS

The Landlord shall provide the initial signage for each Customer, if requested, using the Building Standard signage. Any additional signs or changes must be approved by the landlord and are subject to additional charges. Landlord must approve any changes requested by any Customer, and all such changes are subject to additional charges.

8

XII.	DELIVERIES

Digital Realty Trust facilities do not have shipping and receiving departments. This policy has been designed to aid our customers in their delivery needs.

All Customer deliveries made to the property must follow the procedures listed below:

1.	The Vendor and their cargo must be authorized and cleared by Building security.

2.	The delivery must be received by the Customer or Customer’s designee, at the freight dock and immediately deposited by Customer (or such designee) within such Customer’s Premises, or in any lockable storage space in the Building that Customer now or hereafter leases from the Building owner in accordance with (and subject to) Item 3, below.

3.	If available, the Customer may lease lockable storage space in the Building for an additional monthly charge. Additionally, if resources permit, temporary/short term storage may be available from Building Management. Please contact Building Management for more information and with regard to the availability of such space(s).

4.	As a courtesy to other users of the loading dock(s), whenever large deliveries are expected or the dock area will be blocked for an extended period of time, please coordinate these times with Building Management.

5.	All Customers are required to ensure delivery and moving companies provide the appropriate insurance certificates to Building Management BEFORE the delivery arrives.

6.	Any equipment with a “footprint” weight of 1250lbs or greater requires the review and placement approval of the building structural engineer prior to installation. All costs associated with the structural review are the responsibility of the Customer.

7.	Customer and Building Engineering will periodically review the Layout Plan, as compared to the actual placement of equipment in the premises, to ensure structural safety and conformity with the Layout Plan.

8.	Breakdown of all cartons and crating materials should be done in the Building Storage Area prior to transporting the equipment to the Datacenter.

Under no circumstances shall the Landlord (or any member of the Landlord Group) be held responsible for the safety or condition of any deliveries.

XIII.	Work Scheduling and Preparation

A.	The following requirements only apply to the last demarcation point of landlord supplied power or outside of the Customer’s own space (the “Landlord/Customer Demarcation Point”). This would also apply to work requested by Customer that would be considered shared infrastructure.

1.	All work must have a completed “Method of Operation” (MOP) that provides specific work plans before you begin work must be completed and approved before a “Change Management Work Request” number will be granted.

2.	If any electrical switching will be required, an approved “Switching Procedures” must also be completed before a “Change Management Work Request” number will be granted.

3.	You must have an approved Change Management Work Request prior to beginning any work.

9

4.	Stick to the approved MOP. If any additional work is needed, a new request will need to be submitted for review and approval, before the work can begin.

5.	Only Building Management can approve any activity that affects the electrical and mechanical systems of the buildings.

6.	Power receptacles and other hardware connection points will be identified by an authorized Building Management. Vendors/Contractors are not to plug in any hardware, laptops, power tools, or diagnostic equipment without prior approval.

7.	Vendor personnel are expected to have their own tools and equipment necessary for their assignment.

8.	Cables, tools and accessories are to be properly stowed when work is complete or at the end of each business day.

9.	All doors, panels and covers will be installed when work is complete or at the end of each business day.

10.	Vendors/Contractors are not allowed to cut floor tiles without prior approval from an authorized Building Management and never on the raised floor.

11.	No wires or cables of any sort are to be permanently installed on top of the raised floor.

12.	Floor tiles are to be re-installed whenever vendor personnel are away from the work area.

13.	Consult Building Management before placing protective covers over any equipment.

14.	Arrange all heavy equipment moves with Building Management before you begin.

15.	Set up protective barriers; for people, equipment and the environment.

16.	Provide 24 hour contact numbers for immediate contact when on-site.

17.	Building Management will provide more detailed information on any of the above topics, at your request.

B.	Vendors/Contractors can perform work, as long as the vendor meets insurance requirements and notifies engineering with an approved Method of Procedure.

10

XIV.	GENERAL SAFETY PRACTICES

1.	If you observe actual or suspected safety violations, bring these concerns to Building Management immediately.

2.	Ensure all aisles and exits are free of obstructions.

3.	The procedures for reporting and responding to a medical emergency can be provided by Building Management

XV.	EQUIPMENT INSTALLATION

A.	The following requirements only apply to the last demarcation point of landlord supplied power or outside of the Customer’s own space (the “Landlord/Customer Demarcation Point”). This would also apply to work requested by Customer that would be considered shared infrastructure

1.	Additions of ladder racks, cable management tray, fiber guide and floor tile within/above/below any Customer caged areas must be pre-approved by the Building Management and match the existing system in-place.

B.	All connection points must be “bonded” between sections to maintain the integrity of the existing rack/tray system including appropriate grounding.

C.	To ensure effective grounding, the paint must be removed down to the bare metal and Customer agrees to install according to common practices and/or manufacturer instructions in order to provide a metal contact point for the bonding connection(s).

D.	The frames of all cabinets, PDU’s, CRAC’S, etc. installed on the raised floor must be bonded to the single reference grid (SRG) located under the raised floor.

XVI.	HOUSEKEEPING

A.	Customers are expected to keep their area neat and clean. Contact Building Management for any issues or assistance.

1.	Unpack equipment outside the computer room and dispose of the combustibles.

2.	Storage of combustible material on the raised floor is never allowed.

3.	Replace all ceiling and floor tiles removed for access, before leaving the site over the night or weekend.

4.	Cut tile and cables outside the raised floor area and properly dispose of all waste.

5.	Never leave an area with dirt and debris, even temporarily. Remove dust or dirt immediately.

6.	All vacuums used must have a HEPA filter on the discharge.

7.	Report any spills or fire hazards so corrective action can be taken.

8.	No food or drink is allowed in the raised floor areas of the buildings. Please use the break rooms.

11

XVII.	TRASH REMOVAL

A.	Customers may request trash removal from the Datacenter by contacting Building Management.

1.	In the event that Customer requests removal by Building Management, Customer should label the trash and provide in as tidy of a pile as possible outside of the cage.

2.	Once equipment is unpacked, all cardboard boxes are to be removed from the Datacenter either by Customer, or in connection with item A. (above). Always dispose (or cause the disposal) of all combustibles.

3.	At no time will wooden pallets or spools be allowed to remain in the Datacenter as they are a fire hazard.

4.	Contact Building Management for any cleaning equipment needed.

5.	Report any spills or fire hazards so corrective action can be taken.

XVIII.	EMERGENCY POWER-OFF (EPO)

A.	Emergency power-off (EPO) buttons are located adjacent to the exit doors within the Datacenter for use in an emergency situation where the shutdown of power and cooling is necessary to prevent loss of life or to prevent the spread of a significant electrical fire.

XIX.	APPROVED LABELING AND BINDING MATERIALS

APPROVED CABLE IDENTIFICATION METHODS

12

APPROVED CABLE AND ELECTRICAL CIRCUIT IDENTIFICATION METHODS

13

EXHIBIT “I”

CURRENT PM SCHEDULE

Maintenance & Operations Standards

(Version 4.4)

I.	OVERVIEW

The purpose of this document is to provide an overview of our Maintenance and Operation Program. Each site in the portfolio utilizes this document as a template and then localizes their processes and procedures for their equipment installation and operation. The end-product is then integrated into our Critical Facilities Management™ system for production use, ongoing management, and process improvement.

NOTE: All maintenance is scheduled for normal business hours: 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding designated holidays.

Normal business hours are the ideal time for maintenance on the critical systems due to the following reasons:

1.	Availability of highest quality vendor support personnel.

2.	Availability of manufacturer’s highest quality technical support.

3.	Parts inventory access.

The above items are not generally available at night or weekends and may lead to prolonged delays.

At the Customer request, any or all of these tasks can be performed at alternate times. DLR will ensure that the necessary schedule changes are made; however, the additional costs incurred will be the responsibility of the customer.

II.	DEFINITIONS

Preventive Maintenance - The care and servicing by personnel for the purpose of maintaining equipment and facilities in satisfactory operating condition by providing for systematic inspection, detection, and correction of incipient failures either before they occur or before they develop into major defects.

Predictive Maintenance - Primarily consists of condition-based maintenance wherein attempts are made to evaluate the condition of equipment by performing periodic or continuous (online) equipment condition monitoring. Also consists of comparing the trend of measured physical parameters against known engineering limits for the purpose of detecting, analyzing, and correcting problems before failures occur.

Corrective Maintenance - Maintenance which is required when a system or component has failed, or has been identified as failing, in order to bring the system or component back to working order.

Failure-finding Maintenance - Involves checking systems or components to determine the overall functionality. This is primarily performed on portions of a system dedicated to hidden functions such as safeties, protective devices, and associated interlocks.

1

Mission Critical Areas - Consists of all areas, rooms, systems, and equipment associated with network and data processing operations including Meet-Me-Rooms, Point of Presence Rooms, and Turn-Key Datacenter spaces. These are typically on raised floors with precision air conditioning and redundant electrical power. Mission Critical Areas also include the areas containing the UPS modules, heat rejection systems, electrical distribution systems, and the computer equipment that depends on these systems.

III.	STANDARDS

DLR incorporates the specifications and guidelines of the following as the basis for our Maintenance Programs:

•	National Fire Protection Association (NFPA 70B - 2006 Recommended Practice for Electrical Equipment Maintenance).

•	InterNational Electrical Testing Association (2007-NETA Maintenance Testing Specifications).

•	Institute of Electrical and Electronic Engineers (IEEE).

•	American Society of Heating Refrigeration and Air-Conditioning Engineers (ASHRAE).

•	Original Equipment Manufacturer’s (OEM’s).

IV.	STATIC AND ROTARY UPS SYSTEMS

DLR performs daily visual inspections to check for any anomalies on the UPS modules and batteries. Inspections performed by certified vendors are performed Quarterly, Semi-Annually as well as Annually, as per recognized Industry Standards and OEM recommendations.

In addition, rotary UPS units undergo a 5-year overhaul as per OEM specifications.

V.	UPS SYSTEMS PERIPHERALS

In addition to the UPS modules and batteries, connected equipment is also included in the DLR inspection program. These are also visually inspected daily as well as OEM recommended frequencies. Quarterly as well as Annual inspections are performed by qualified specialists following the OEM frequencies and inspection tasks.

The equipment consists of the following:

1.	Maintenance Bypass Cabinet.

2.	Load Bus Sync.

3.	Power Tie.

4.	System Control Cabinet/ Static Transfer Switch.

5.	UPS Output Distribution.

6.	Induction Couplings.

VI.	BATTERY MAINTENANCE

The UPS battery systems undergo regular preventative maintenance on a Quarterly and Annual basis as per recognized Industry Standards and OEM recommendations. Also, battery assessments are performed prior to commissioning testing or other extended testing such as battery discharge,

2

battery recharge test, and/or tear-down. A documented report is provided of all measurements and test results which includes a summary analysis as well as recommendations.

1.	VALVE REGULATED LEAD ACID -VRLA

Specific preventive maintenance activities are completed as defined in Section III, above. All work is performed in accordance with the IEEE 1188-1669 Standard and OEM’s specifications for batteries.

2.	FLOODED LEAD-ACID (WET)

Specific preventive maintenance activities are completed as defined in Section III, above. All work is performed in accordance with the IEEE 450-1995 Standard and OEMs specifications for batteries.

VII.	DC POWER PLANTS

Many of DLR properties contain 48 volt DC power plants for telecommunication equipment. We understand that these are critical systems, which we fully support with our preventative maintenance program. The equipment systems are inspected by qualified specialists on a Quarterly and Annual schedule. The components of the DC Plant include the following:

1.	Rectifiers.

2.	Power Boards.

3.	Inverter.

VIII.	GENERATORS/ENGINES

The Generator systems undergo regular daily inspections as well as Monthly site load transfers and Annual “Pull the Plug” tests. Regular preventative maintenance is performed by a qualified vendor on an Annual and Semi-Annual basis as per recognized Industry Standards and OEM recommendations.

DLR performs regular standardized Generator testing; however, exceptions to these standards are dictated by each customer’s site specific lease terms.

1.	Daily Inspections and Generator Testing.

a)	DLR performs daily visual inspections of the generators and engines.

2.	DLR will perform Monthly Generator load testing.

a)	A thirty (30) minute monthly test will be performed consisting of a transfer of all datacenter loads in order to verify the operation of the UPS, batteries, ATS or PLC, Generators, and mechanical systems to ensure they will function in the event of a power outage or power quality fluctuation.

b)	If the customer does not allow a monthly load transfer, the site will utilize any permanent load banks located onsite or run the Generator locally for no more than thirty (30) minutes with no load transfer; consequently, extended runs with no load may contribute to “wet stacking”.

(1)	An Assumption of Risk (AOR) must be executed by the customer for any site for which such customer does not allow the monthly load transfer to occur.

3

3.	DLR will perform Quarterly Generator load bank tests for sites which do not reach 30% of Generator capacity following the Monthly Generator load testing or Annual “Pull the Plug” test. Load bank testing will be performed for one (1) hour with a load of at least 30% of the rated Generator capacity.

a)	For any site for which the customer does not allow Monthly Generator load transfers, and the load is equal to or greater than 30%, the load bank rental and any additional costs incurred will be the responsibility of the customer.

4.	DLR will perform Annual Generator load testing.

a)	An Annual test will be performed consisting of a four (4) hour simulated utility electrical outage also known as a “Pull the Plug” test. This test will transfer all datacenter loads in order to verify the operation of the UPS, batteries, ATS or PLC, Generators, and mechanical systems, to ensure they will function in the event of an extended power outage.

5.	DLR’s vendor performs regular Annual and Semi-Annual component testing which includes, but is not limited to, the following:

a)	Fuel System.

b)	Cooling System.

c)	Lubrication System.

d)	Starting and charging system.

e)	Air induction and exhaust system.

IX.	ELECTRICAL INFRASTRUCTURE

Annual preventative/predictive maintenance is performed on the critical electrical distribution system while it is energized. The following testing and inspection services, as appropriate, will be conducted:

1.	True RMS Voltage and Current.

2.	Voltage Drop.

3.	Infrared Thermo graphic Imaging.

4.	Ultrasonic.

5.	Voltage and Current Harmonics.

6.	Power Factor.

7.	Visual and Mechanical Inspections.

8.	Phase-Balance.

9.	Dissolved-Gas-in-Oil Analysis.

10.	Insulating-Liquid Analysis.

In addition to the annual service above, the electrical distribution system and/or electrical component(s) will be de-energized, on a 3-year schedule, to allow for a detailed inspection of the infrastructure to include, as appropriate, the following:

1.	Insulation Resistance.

2.	Winding Resistance.

3.	Contact Resistance.

4.	Circuit Breaker Service (Low Voltage).

5.	Ground Resistance.

4

6.	Transformer.

7.	Motor.

8.	Visual and Mechanical Inspection.

Equipment covered includes, but is not limited to, all of the following:

1.	Switchgear and Switchboard Assemblies.

2.	Transformers.

3.	Cables.

4.	Metal-Enclosed Bus ways.

5.	Switches.

6.	Circuit Breakers.

7.	Circuit Switchers.

8.	Protective Relays.

9.	Regulating Apparatus.

10.	Grounding Systems.

11.	Ground-Fault Protection Systems.

12.	Rotating Machinery (AC/DC Motors).

13.	Motor Control, Motor Starters.

14.	Adjustable Speed Drive Systems.

15.	Surge Arresters.

16.	Capacitors and Reactors.

17.	Outdoor Bus Structures.

18.	Emergency Systems, Engine Generator (Electrical Only).

19.	Uninterruptible Power System (UPS) (A/C Power only).

20.	Transfer Switches (Automatic, Static and Manual).

21.	Automatic Circuit Reclosers.

22.	Electrical Safety Equipment.

23.	Power Distribution Units (PDU) (as required).

24.	System Control Cabinet.

25.	Relay Calibration.

26.	Remote Power Panels (RPP).

X.	HVAC SYSTEMS

A thorough preventative maintenance program for chilled water and glycol cooling systems will be performed on a Quarterly, Semi-Annual, and Annual basis. Below is a list of a few tasks performed throughout the year:

1.	Clean oil strainer; replace filter and gasket annually. (OEM suggested replacement).

2.	Repair any minor leaks.

3.	Change purge oil yearly (OEM Schedule).

4.	Check and calibrate safety controls.

5.	Check dashpot oil in main starter, tighten all starter terminals and check contents for wear.

6.	Check and calibrate overloads. Record trip amps and trip times.

7.	Pressure test as required.

8.	Change oil annually.

9.	Meg compressor and oil pump motor. Record readings.

10.	Visually inspect condenser tubes. Heads removed by contractor.

11.	Chilled water and condenser water treatment and testing.

12.	Glycol testing and treatment.

Computer Room Air Conditioner (CRAC), Computer Room Air Handler (CRAH) units, and other support systems such as Roof Top Units (RTU) have a preventative maintenance program

5

based on recognized Industry Standards and OEM recommended frequencies of Monthly, Quarterly and Annually, which includes but is not limited to the following:

1.	Blower Section.

2.	Compressors.

3.	Chilled Water Valve Actuator.

4.	Humidifier.

5.	Reheat Section.

6.	Evaporator Coil.

7.	Electrical Panel.

8.	Heat Rejection Units - Air Cooled Condensers.

XI.	FIRE/LIFE SAFETY SYSTEMS

The following table is taken from NFPA 25, Standard for the Inspection, Testing, and Maintenance of Water-Based Fire Protection Systems and serves as the basis for all preventative maintenance performed on the Fire/Life Safety Systems.

Table 5.1 Summary of Sprinkler System Inspection, Testing, and Maintenance

Item	Activity	Frequency
Gauges (dry, pre-action, and deluge systems)	Inspection	Weekly/monthly
Control valves	Inspection	Weekly/monthly
Water flow devices	Inspection	Quarterly
Valve supervisory devices	Inspection	Quarterly
Supervisory signal devices (except valve supervisory switches)	Inspection	Quarterly
Gauges (wet pipe systems)	Inspection	Monthly
Hydraulic nameplate	Inspection	Quarterly
Buildings	Inspection	Annually (prior to freezing weather)
Hanger/seismic bracing	Inspection	Annually
Pipe and fittings	Inspection	Annually
Sprinklers	Inspection	Annually
Spare sprinklers	Inspection	Annually
Fire department connections	Inspection	Quarterly
Valves (all types)	Inspection	Weekly/monthly
Obstruction	Inspection	5 years
Water flow devices	Test	Quarterly/semiannually
Valves supervisory devices	Test	Semiannually
Supervisory signal devices (except valve supervisory switches)	Test	Semiannually
Main drain	Test	Annually
Antifreeze solution	Test	Annually
Gauges	Test	5 years
Sprinklers — extra-high temperature	Test	5 years
Sprinklers — fast-response	Test	At 20 years and every 10 years thereafter
Sprinklers	Test	At 50 years and every 10 years thereafter
Valves (all types)	Maintenance	Annually or as needed
Obstruction investigation	Maintenance	5 years or as needed

6

Low-point drains (dry pipe system)	Maintenance	Annually prior to freezing and as needed
Obstruction	Investigation	As needed

7

The	systems and equipment covered includes, but is not limited to, the following:

1.	Fire Detection and Alarm Systems.

2.	Pre-action Systems (Cross-zoning verification).

3.	Dry Pipe Systems (Winter Set Up).

4.	Wet Pipe Systems.

5.	Fire Pumps Assemblies.

6.	Fire System Service Main; Pit, Isolation Valves, PRV, Back Flow Device and Metering Device.

7.	Air Compressor and Air Systems.

8.	Valve Maintenance (All Systems).

9.	Deluge Systems.

10.	Electric Motor Pumps.

11.	Fixed Chemical Extinguishing Systems.

12.	Portable Fire Extinguishers.

13.	Standpipe and Hose Systems.

14.	Total Flooding Chemical Extinguishing Systems.

XII.	RAISED ACCESS FLOOR SYSTEMS

The raised floor system will be kept in clean condition as described in the OEM’s specification through a combination of coordinated supervised daily and periodic maintenance efforts.

The raised floor areas are cleaned weekly by designated trained personnel, which is typically the janitorial contractor who services the base building. The cleaning crew has been instructed and trained in proper techniques so as to avoid property damage, injury, or accidental interruption of Digital Realty Trust business.

At the discretion of on site management, and based on the condition of the raised floor, an annual heavy cleaning will be completed on the top area of the raised floor. This heavy cleaning will be performed by a contractor who is a specialist in this service.

At the discretion of on site management, and based on the condition of the raised floor, a deep clean (every three years) of the floor system will be completed, which includes all the aspects of the annual heavy cleaning, in addition to an under floor cleaning.

In addition to the foregoing, an annual maintenance and repair program is conducted by a contractor who specializes in performing such programs and installing raised flooring systems. They provide re-leveling, component replacement, and other floor tuning services on an annual basis. The entire floor is checked for level and will be re-leveled where possible. Portions of the floor with equipment cannot be re-leveled until equipment is moved.

Floor panels are realigned wherever possible and pedestals are inspected for sufficient adhesive, which is reapplied as needed. Any missing or damaged understructure components are replaced and/or repaired. Floor panels are repaired or replaced, if necessary.

8

EXHIBIT “J”

FORM OF GUARANTY

In consideration of the making of that certain Master Datacenter Lease (the “Lease”) dated of even date herewith between Digital – Bryan Street Partnership, L.P., a Texas limited partnership (“Landlord”), and telx – Dallas, LLC, a Delaware limited liability company (“Tenant”) covering certain space in that certain building (the “Building”) located at 2323 Bryan Street, Dallas, Dallas County, Texas, and for the purpose of inducing Landlord to enter into and make the Lease, the undersigned hereby unconditionally guarantees the full and prompt payment of Rent (as defined in the Lease) and all other sums required to be paid by Tenant under the Lease (the “Guaranteed Payments”) and the full and faithful performance of all terms, conditions, covenants, obligations and agreements contained in the Lease on the Tenant’s part to be performed (the “Guaranteed Obligations”) and the undersigned further promises to pay all of Landlord’s costs and expenses (including reasonable attorneys’ fees) incurred in endeavoring to collect the Guaranteed Payments or to enforce the Guaranteed Obligations or incurred in enforcing this Guaranty as well as all damages which Landlord may suffer in consequence of any default or breach under the Lease or this Guaranty.

1.	Landlord may at any time and from time to time, without notice to or consent by the undersigned, take any or all of the following actions without affecting or impairing the liability and obligations of the undersigned on this Guaranty:

(a)	grant an extension or extensions of time for payment of any Guaranteed Payment or time for performance of any Guaranteed Obligation;

(b)	grant an indulgence or indulgences in any Guaranteed Payment or in the performance of any Guaranteed Obligation;

(c)	modify or amend the Lease or any term thereof or any obligation of Tenant arising thereunder;

(d)	consent to any assignment or assignments, sublease or subleases and successive assignments or subleases by Tenant;

(e)	consent to an extension or extensions of the term of the Lease;

(f)	accept other guarantors; and/or

(g)	release any person primarily or secondarily liable hereunder or under the Lease or under any other guaranty of the Lease.

The liability of the undersigned under this Guaranty shall not be affected or impaired by any failure or delay by Landlord in enforcing any Guaranteed Payment or Guaranteed Obligation or this Guaranty or any security therefor or in exercising any right or power in respect thereto, or by any compromise, waiver, settlement, change, subordination, modification or disposition of any Guaranteed Payment or Guaranteed Obligation or of any security therefor. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of Landlord, at any time, to resort for payment to Tenant or to any other guaranty or to any security or other rights and remedies, and Landlord shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or actions are pending or being taken seeking resort to or realization upon or from any of the foregoing.

2.	The undersigned waives all diligence in collection or in protection of any security, presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of any extensions granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this Guaranty or any Guaranteed Payment or Guaranteed Obligation.

1

3.	The undersigned hereby acknowledges full and complete notice and knowledge of all the terms, conditions, covenants, obligations and agreements of the Lease.

4.	The payment by the undersigned of any amount pursuant to this Guaranty shall not in any way entitle the undersigned to any right, title or interest (whether by subrogation or otherwise) of Tenant under the Lease or to any security being held for any Guaranteed Payment or Guaranteed Obligation.

5.	This Guaranty shall be continuing, absolute and unconditional and remain in full force and effect until all Guaranteed Payments are made, all Guaranteed Obligations are performed and all obligations of the undersigned under this Guaranty are fulfilled.

6.	This Guaranty also shall bind the heirs, personal representatives, successors and assigns of the undersigned and shall inure to the benefit of Landlord, its successors and assigns.

7.	This Guaranty shall be construed according to the laws of the State in which the Building is located and shall be performed in the county in the first paragraph of this Guaranty. The situs for the resolutions (including any judicial proceedings) of any disputes arising under or relating to this Guaranty shall be the county referenced in the first paragraph of this Guaranty.

8.	If this Guaranty is executed by more than one (1) person, all singular nouns and verbs herein relating to the undersigned shall include the plural number, the obligations of the several guarantors shall be joint and several and Landlord may enforce this Guaranty against any one (1) or more guarantors without joinder of any other guarantor hereunder.

9.	Landlord and the undersigned intend and believe that each provision of this Guaranty comports with all applicable law. However, if any provision of this Guaranty is found by a court to be invalid for any reason, the remainder of this Guaranty shall continue in full force and effect and the invalid provision shall be construed as if it were not contained herein.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty to Landlord in Dallas, Texas this      day of                     , 2011.

Address	THE TELX GROUP, INC., a Delaware corporation
The tel[x] Group, Inc.
1 State Street	By:
21st Floor New York, New York 10004 Attn: J. Todd Raymond Facsimile No.: (212) 480-8384	Name: Title:	Eric Shepcaro Chief Executive Officer

2

-i-

(continued)

-ii-

(continued)

-iii-